      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 25, 1999
                                                       REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

      NORTHWEST AIRLINES CORPORATION                  NORTHWEST AIRLINES, INC.
               (Exact name of Registrants as specified in their charters)
                 DELAWARE                                     MINNESOTA
             (State or other jurisdiction of incorporation or organization)
                   4512                                         4512
                (Primary Standard Industrial Classification Code Number)
                41-1905580                                   41-0449230
                        (I.R.S. Employer Identification Number)

                            ------------------------

                             2700 LONE OAK PARKWAY
                             EAGAN, MINNESOTA 55121
                                 (612) 726-2111

  (Address, including zip code, and telephone number, including area code, of
                   Registrants' principal executive offices)
                         ------------------------------

                           DOUGLAS M. STEENLAND, ESQ.
            EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                         NORTHWEST AIRLINES CORPORATION
                             2700 LONE OAK PARKWAY
                             EAGAN, MINNESOTA 55121
                                 (612) 726-2111

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                    COPY TO:

                             STEPHAN J. FEDER, ESQ.
                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                         NEW YORK, NEW YORK 10017-3954
                                 (212) 455-2000
                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this registration statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

    Pursuant to Rule 429 of the Rules and Regulations of the Securities and Exchange Commission under the Securities Act of 1933, the Forms of Prospectus included in this Registration Statement also relate to an aggregate remaining amount of $478,800,000 of the classes of Securities covered by such Forms of Prospectus previously registered under the Registration Statement on Form S-3 (File No. 333-41579-01). A filing fee of $352,764 was paid on December 5, 1997 in connection with the remaining amount of Securities registered under the Registration Statement on Form S-3 (File No. 333-41579-01). This Registration Statement is a new Registration Statement, constitutes Post Effective Amendment No. 2 to Registration Statement No. 333-41579-01, and such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act of 1933.

                                                   (CONTINUED ON FOLLOWING PAGE)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(CONTINUED FROM PREVIOUS PAGE)

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                         PROPOSED
                                                                                    MAXIMUM AGGREGATE       AMOUNT OF
                TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED                  OFFERING PRICE (1)   REGISTRATION FEE
Guarantees of Northwest Airlines Corporation (2)..................................
Debt Securities of Northwest Airlines, Inc. (3)...................................    $1,021,200,000       $283,893.60
Warrants to Purchase Debt Securities of Northwest Airlines, Inc. (4)..............
Pass Through Certificates of Northwest Airlines, Inc. (3).........................

(1) In United States dollars or the equivalent thereof in foreign currency or currency units. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(2) To be issued in connection with Debt Securities and Pass Through Certificates of Northwest Airlines, Inc.

(3) If any of these securities are issued at an original issue discount, the principal amount at maturity will be higher than the aggregate proceeds received.

(4) Warrants to purchase Debt Securities of Northwest Airlines, Inc. may be offered and sold separately or together with the Debt Securities of Northwest Airlines, Inc.

                                EXPLANATORY NOTE

    This Registration Statement consists of two separate Prospectuses, covering securities to be registered as follows:

        (1) Debt Securities and Warrants to Purchase Debt Securities of Northwest Airlines, Inc. and Guarantees of the Debt Securities by Northwest Airlines Corporation; and

        (2) Pass Through Certificates of Northwest Airlines, Inc. and related Guarantees of Northwest Airlines Corporation.

    Separate financial statements of Northwest Airlines, Inc. are not being provided because all of the securities being issued by Northwest Airlines, Inc. under this Registration Statement are fully and unconditionally guaranteed by Northwest Airlines Corporation and such separate financial statements are therefore not deemed material.

                SUBJECT TO COMPLETION, DATED             , 1999

PROSPECTUS

                                 $1,500,000,000

                            NORTHWEST AIRLINES, INC.

            DEBT SECURITIES AND WARRANTS TO PURCHASE DEBT SECURITIES

                               ------------------

 Payment of Principal, Premium, if any, and Interest Fully and Unconditionally
                                 Guaranteed by

                         NORTHWEST AIRLINES CORPORATION

                                ---------------

    Northwest Airlines, Inc. may from time to time offer its debt securities and warrants to purchase debt securities. The debt securities will be fully and unconditionally guaranteed by Northwest Airlines Corporation, the indirect parent of Northwest Airlines, Inc.

    When we decide to sell a particular series of securities, we will provide specific terms of the offered securities in a prospectus supplement. You should read this prospectus and any prospectus supplement carefully before you invest.

                            ------------------------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                            ------------------------

               The date of this prospectus is             , 1999

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
About this Prospectus......................................................................................           2
Incorporation of Certain Documents by Reference............................................................           3
Disclosure Regarding Forward-looking Statements............................................................           3
The Company................................................................................................           4
Use of Proceeds............................................................................................           4
Ratio of Earnings to Fixed Charges.........................................................................           4
Description of Debt Securities.............................................................................           5
Description of Warrants....................................................................................          18
Plan of Distribution.......................................................................................          20
Legal Opinions.............................................................................................          21
Experts....................................................................................................          21

    YOU SHOULD RELY ONLY ON THE INFORMATION PROVIDED IN THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT, INCLUDING THE INFORMATION INCORPORATED BY REFERENCE. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. NORTHWEST AIRLINES, INC. WILL OFFER TO SELL THE SECURITIES AND SEEK OFFERS TO BUY THE SECURITIES, ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALES OF THE SECURITIES.

                             ABOUT THIS PROSPECTUS

    This prospectus is part of registration statements that we filed with the Securities and Exchange utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of debt securities and warrants to purchase debt securities described in this prospectus in one or more offerings up to a total dollar amount of $1,500,000,000 or the equivalent of this amount in foreign currencies or foreign currency units.

    This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under "Incorporation of Certain Documents by Reference."

    This prospectus does not contain all of the information in the registration statements. Statements we make in this prospectus about the contents of any contract, agreement or other document are not necessarily complete. If that contract, agreement or other document has been filed as an exhibit to the registration statements, we refer you to the exhibit for a more complete description. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities.

    In this prospectus, "Northwest" refers to Northwest Airlines, Inc., "NWA Corp." to Northwest Airlines Corporation and the "Company," "we," "us" or "our" to NWA Corp. and its consolidated subsidiaries.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    NWA Corp. files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public over the internet at the SEC's web site at http://www.sec.gov. Northwest is not required to file separate reports, proxy and information statements or other information with the SEC pursuant to the Securities Exchange Act of 1934. Instead, we have provided information with respect to Northwest, to the extent required, in filings made by NWA Corp.

    The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we complete our offering of the securities:

    - Annual Report on Form 10-K for the year ended December 31, 1998;

    - Quarterly Report on Form 10-Q for the quarter ended March 31, 1999; and

    - Current Reports on Form 8-K filed on January 22, 1999, February 24, 1999 and April 19, 1999.

    You may request a copy of these filings (other than exhibits to them) at no cost, by writing or telephoning us at the following address:

       Secretary's Office
       Northwest Airlines Corporation
       5101 Northwest Drive, Dept. A1180
       St. Paul, Minnesota 55111-3034
       Telephone: (612) 726-2111

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

    This prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to a number of risks and uncertainties, all of which are difficult to predict and many of which are beyond the Company's control. Forward-looking statements are typically identified by the words "may," "will," "believe," "expect," "anticipate," "intend," "estimate" and similar expressions. Actual results could differ materially from those contemplated by these forward-looking statements as a result of a number of factors. It is not reasonably possible to itemize all of the many factors and specific events that could affect the outlook of an airline operating in the global economy. Some factors that could significantly impact expected capacity, load factors, revenues, expenses and cash flows include the airline pricing environment, fuel costs, labor negotiations both at the Company and other carriers, low-fare carrier expansion, capacity decisions of other carriers, actions of the U.S. and foreign governments, foreign currency exchange rate fluctuation, inflation, the general economic environment in the U.S. and other regions of the world and other factors discussed herein.

    In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this prospectus will in fact be realize. Potential investors are cautioned not to place undue reliance on these forward-looking statements. The Company does not undertake any obligation to update or revise any forward-looking statements. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by the factors described above.

                                  THE COMPANY

    Northwest, the principal wholly-owned indirect subsidiary of NWA Corp., operates the world's fourth largest airline (as measured by 1997 revenue passenger miles ("RPMs")) and engages principally in commercial transportation of passengers and cargo. Northwest's business focuses on the development of a global airline network through its strategic assets that include:

    - domestic hubs at Detroit, Minneapolis/St. Paul and Memphis;

    - an extensive Pacific route system with hubs at Tokyo and Osaka;

    - a transatlantic alliance with KLM Royal Dutch Airlines which operates through a hub in Amsterdam and, subject to regulatory approvals, with Alitalia which operates through hubs in Rome and Milan; and

    - a global alliance with Continental Airlines, Inc.

    Northwest operates substantial domestic and international route networks and directly serves more than 150 cities in 21 countries in North America, Asia and Europe. Northwest had more than 50.5 million enplanements and flew over 66.7 billion RPMs in 1998. Northwest began operations in 1926.

    On November 20, 1998, NWA Corp. effected a holding company reorganization. As a result, Northwest Airlines Holdings Corporation (formerly known as Northwest Airlines Corporation and, prior to the reorganization, the publicly traded holding company, "Old NWA Corp.") became a direct wholly-owned subsidiary of NWA Corp. NWA Corp. is now the publicly traded holding company, which owns directly Old NWA Corp. and indirectly the holding and operating subsidiaries of Old NWA Corp. References in this prospectus to NWA Corp. for time periods prior to November 20, 1998 refer to Old NWA Corp.

    Our principal executive offices are located at 2700 Lone Oak Parkway, Eagan, Minnesota 55121; our mailing address is 5101 Northwest Drive, St. Paul, Minnesota 55111-3034 and our telephone number is (612) 726-2111.

                                USE OF PROCEEDS

    Unless the applicable prospectus supplement indicates otherwise, net proceeds from the sale of the offered securities will be added to Northwest's working capital. We will use the proceeds for general corporate purposes, including the repayment of outstanding indebtedness and financing of capital expenditures. We do not currently expect to discharge any indebtedness or finance any capital expenditures with the proceeds of the sale of the offered securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

    We have set forth below the ratio of earnings to fixed charges for NWA Corp. and its consolidated subsidiaries for the periods indicated. The ratio of earnings to fixed charges represents the number of times that fixed charges were covered by earnings. In computing the ratio, earnings represent consolidated earnings (loss) before income taxes, cumulative effect of accounting change and fixed charges (excluding capitalized interest). Fixed charges consist of interest expense (including capitalized interest), one-third of rental expense, which is considered representative of the interest factor, and amortization of debt discount and expense.

                                                           THREE MONTHS ENDED
                YEAR ENDED DECEMBER 31,                        MARCH 31,
-------------------------------------------------------  ----------------------
1994         1995       1996       1997        1998        1998        1999
---------  ---------  ---------  ---------     -----     ---------     -----
1.88.....       1.90       2.74       3.05         (a)        2.01         (b)

------------------------

(a) Earnings were inadequate to cover fixed charges by $452 million for the year ended December 31, 1998.

(b) Earnings were inadequate to cover fixed charges by $69 million for three months ended March 31, 1999.

                         DESCRIPTION OF DEBT SECURITIES

    The debt securities offered pursuant to this prospectus ("Debt Securities") may be issued as unsecured and unsubordinated debt securities ("Senior Debt Securities") or as unsecured and subordinated debt securities ("Senior Subordinated Debt Securities"). The following description of the terms of the Debt Securities summarizes certain general terms and provisions of the Debt Securities to which any prospectus supplement may relate. The applicable prospects supplement will describe the particular terms and provisions of the Debt Securities offered by that prospectus supplement and the application of these general terms and provisions to them.

    The Senior Debt Securities will be issued under an Indenture among Northwest, as issuer, NWA Corp., as guarantor, Old NWA Corp. and State Street Bank and Trust Company, as trustee (the "Trustee") (the "Senior Indenture"). The Senior Subordinated Debt Securities are to be issued under an Indenture among Northwest, as issuer, NWA Corp., as guarantor, and the Trustee (the "Subordinated Indenture"). We refer to the Senior Indenture and the Subordinated Indenture each as an "Indenture" and together as the "Indentures." A copy of the form of each Indenture is filed as an exhibit to the registration statement of which this prospectus is a part.

    Northwest may offer a series of Debt Securities at the same time that it makes an offer of warrants ("Warrants") to purchase an additional portion of the same or another series of Debt Securities. Northwest also may offer Warrants to purchase a series of Debt Securities independently of any offering of Debt Securities. See "Description of Warrants."

    The statements in this prospectus relating to the Debt Securities and the Indentures are summaries. You should refer to the Indentures for the complete terms of the Debt Securities and the Indentures, including the definitions of certain capitalized terms in this prospectus. Where we make no distinction between the Senior Debt Securities and the Senior Subordinated Debt Securities or between the Senior Indenture and the Subordinated Indenture, those summaries refer to any Debt Securities and either Indenture. Whenever we refer to particular defined terms of the Indentures in this prospectus or in a prospectus supplement, those defined terms are incorporated by reference in this prospectus or in that prospectus supplement.

    The applicable prospectus supplement will set forth the anticipated market for the Debt Securities and the specific use of proceeds of an offering of them.

    TO THE EXTENT THAT ANY PROVISION IN ANY PROSPECTUS SUPPLEMENT IS INCONSISTENT WITH ANY PROVISION IN THIS SUMMARY, THE PROVISION OF THE PROSPECTUS SUPPLEMENT WILL CONTROL.

GENERAL

    The Indentures do not limit the aggregate principal amount of Debt Securities which may be issued under those Indentures. Northwest may issue from time to time Debt Securities in one or more series under those Indentures. The Senior Debt Securities will be unsecured and unsubordinated obligations of Northwest and will rank equally with all other unsecured and unsubordinated indebtedness of Northwest. The Senior Subordinated Debt Securities will be unsecured obligations of Northwest and, as set forth below under "Subordination of Senior Subordinated Debt Securities," will be subordinated in right of payment to all Senior Indebtedness of Northwest.

    You should refer to the prospectus supplement which accompanies this prospectus for a description of the specific series of Debt Securities that Northwest is offering by that prospectus supplement or, if Northwest is offering Warrants, the Debt Securities that it will issue upon exercise of those Warrants. These terms may include:

        (1) the specific designation of the Debt Securities, including whether they are Senior Debt Securities or Senior Subordinated Debt Securities;

        (2) any limit upon the aggregate principal amount of the Debt
    Securities;

        (3) the maturity date or dates of the principal of the Debt Securities or the method of determining the maturity date or dates;

        (4) the rate or rates (which may be fixed or variable) at which the Debt Securities will bear interest, if there is any interest, or the method of calculating the interest rate or rates;

        (5) the date or dates on which interest, if any, will accrue or the method of determining that date or dates;

        (6) the date or dates on which interest, if any, will be payable and the record date or dates for the interest payment date or dates;

        (7) the place or places where principal of or, premium, if any, and interest, if any, on the Debt Securities will be payable;

        (8) if Northwest may redeem, at its option, the Debt Securities in whole or in part, (A) the period or periods, (B) the price or prices, (C) the currency or currencies (including currency units) and (D) the terms and conditions for the optional redemption or redemptions;

        (9) if Northwest is obligated to redeem or purchase the Debt Securities in whole or in part, pursuant to any sinking fund or similar provisions, upon the happening of specified events or at the option of a holder of the Debt Securities, (A) the period or periods, (B) the price or prices and (C) the terms and conditions for the mandatory redemption or redemptions;

        (10) the denominations of the Debt Securities that Northwest is authorized to issue;

        (11) regarding the currency or currency units,

           - the currency or currency units for which the Debt Securities may be purchased or in which the Debt Securities may be denominated, and/or

           - the currency or currency units in which principal of, premium, if any, and /or interest, if any, on the Debt Securities will be payable or redeemable, and

           - whether Northwest or the holders of any Debt Securities may elect to pay or receive payments in a currency or currency units other than the currency in which the Debt Securities are stated to be payable or redeemable;

        (12) if other than the principal amount, the portion of the principal amount of the Debt Securities which will be payable upon declaration of the acceleration of the maturity, or the method by which that portion will be determined;

        (13) the person to whom any interest on any Debt Security will be payable, if other than the person in whose name that Debt Security is registered on the applicable record date;

        (14) any addition to, or modification or deletion of, any Event of Default or any covenant of Northwest or NWA Corp. specified in the Indenture with respect to the Debt Securities;

        (15) the application, if any, of the means of defeasance or covenant defeasance specified for the Debt Securities and coupons, if any;

        (16) whether the Debt Securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for such global security or securities;

        (17) the terms and conditions relating to Warrants issued by Northwest, if any, in connection with or for the purchase of the Debt Securities;

        (18) any index used to determine the amount of payments of principal of, and premium, if any, and interest, if any, on the Debt Securities;

        (19) any provisions relating to the exchange of the Debt Securities; and

        (20) any other special terms of the Debt Securities.

    Unless the applicable prospectus supplement specifies otherwise, the Debt Securities will not be listed on any securities exchange.

    Unless the applicable prospectus supplement specifies otherwise, Northwest will issue Debt Securities in fully registered form without coupons. If Northwest issues Debt Securities of any series in bearer form, the applicable prospectus supplement will describe the special restrictions and considerations, including special offering restrictions and special Federal income tax considerations, applicable to those Debt Securities and to payment on and transfer and exchange of those Debt Securities. Bearer Securities will be transferable by delivery.

    Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain Federal income tax consequences and special considerations applicable to those Debt Securities will be described in the applicable prospectus supplement.

    The applicable prospectus supplement also will set forth the foreign currency or currency units and describe the restrictions, elections, certain Federal income tax considerations, specific terms and other information with respect to the issue of Debt Securities, if:

        - the purchase price of any Debt Securities is payable in one or more foreign currencies or currency units,

        - any Debt Securities are denominated in one or more foreign currencies or currency units, or

        - the principal of, premium, if any, or interest, if any, on any Debt Securities is payable in one or more foreign currencies or currency units.

DENOMINATIONS, PAYMENT, REGISTRATION, TRANSFER AND EXCHANGE

    Northwest will issue Registered Securities in denominations of $1,000 and integral multiples of $1,000, and Bearer Securities in denominations of $5,000. In each case, Northwest may issue Debt Securities in other denominations and currencies as may be in the terms of the Debt Securities of any particular series. Subject to any applicable laws or regulations, Northwest will make payments on the Debt Securities in the designated currency at the designated office or agency of Northwest, unless the applicable prospectus supplement sets forth otherwise. However, Northwest at its option may make interest payments, if any, on Debt Securities in registered form:

        - by checks mailed by the Trustee to the holders of Debt Securities entitled to interest payments at their registered addresses, or

        - by wire transfer to an account maintained by the Person entitled to interest payments as specified in the Register.

Unless the applicable prospectus supplement indicates otherwise, Northwest will pay any installment of interest on Debt Securities in registered form to the Person in whose name the Debt Security is registered at the close of business on the regular record date for that installment of interest.

    Subject to any applicable laws and regulations, Northwest will make payments on Debt Securities in bearer form in the currency and in the manner designated in the applicable prospectus supplement at the paying agencies outside the United States as it may appoint from time to time. The applicable prospectus supplement will name the paying agents outside the United States initially appointed by

Northwest for a series of Debt Securities. Northwest may at any time designate additional paying agents or rescind the designation of any paying agents. However, if Debt Securities of a series are issuable as Registered Securities, Northwest will be required to maintain at least one paying agent in each Place of Payment for that series, and if Debt Securities of a series are issuable as Bearer Securities, Northwest will be required to maintain a paying agent in a Place of Payment outside the United States where the Debt Securities of that series and any related coupons may be presented and surrendered for payment. In connection with the payment of the principal of, premium, if any, and interest, if any, on the Debt Security, Northwest will have the right to require a holder of any Debt Security to certify information to Northwest. In the absence of that certification, Northwest will be entitled to rely on any legal presumption to enable Northwest to determine its duties and liabilities, if any, to deduct or withhold taxes, assessments or governmental charges from that payment.

    Unless the applicable prospectus supplement sets forth otherwise, Registered Securities will be transferable or exchangeable at the agency of Northwest designated by it from time to time. Debt Securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection with the transfer or exchange.

    If Northwest redeems any Debt Securities in part, Northwest will not be required:

        (1) to issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of the series to be redeemed and ending at the close of business on

           - the day of mailing of the relevant notice of redemption, if the Debt Securities of that series are issuable only as Registered Securities,

           - the day of the first publication of the relevant notice of redemption, if the Debt Securities of that series are issuable only as Bearer Securities, or

           - the day of mailing of the relevant notice of redemption, if the Debt Securities of that series are issuable both as Bearer Securities and as Registered Securities and there is no publication;

        (2) to register the transfer or exchange of any Registered Securities, or their portion, called for redemption or otherwise surrendered for repayment, except the unredeemed or unrepaid portion of any Registered Security being redeemed or repaid in part; or

        (3) to exchange any Bearer Security called for redemption, except to exchange that Bearer Security for a Registered Security of that series and like tenor which is immediately surrendered for redemption.

SUBORDINATION OF SENIOR SUBORDINATED DEBT SECURITIES

    As set forth in the Subordinated Indenture, the obligation of Northwest to pay the principal of, premium, if any, and interest, if any, on the Senior Subordinated Debt Securities will be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness of Northwest. The Senior Subordinated Debt Securities will rank equally with any future Indebtedness of Northwest which by its terms states that it will rank equally with the Senior Subordinated Debt Securities. The Senior Subordinated Debt Securities will rank senior to all other existing and future subordinated Indebtedness or other subordinated obligations of Northwest. However, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust described under "Defeasance" below is not subordinate to any Senior Indebtedness or subject to the restrictions described in this prospectus.

    "Senior Indebtedness" of Northwest means all Indebtedness of Northwest (other than the Senior Subordinated Debt Securities) unless the Indebtedness, by its terms or the terms of the instrument creating or evidencing it, is subordinate in right of payment to or equal with the Senior Subordinated Debt Securities. Senior Indebtedness, however, does not include:

        (a) any Indebtedness, guarantee or other obligation of Northwest that is subordinated or junior in any respect to any other Indebtedness of Northwest, or

        (b) any Indebtedness of Northwest to any of its Subsidiaries or to any Person of which Northwest is a Subsidiary.

    "Indebtedness" of any Person means, without duplication, the principal of, premium, if any, and any accrued and unpaid interest (including post-petition interest, whether or not allowable as a claim in bankruptcy) on:

        (1) indebtedness of that Person for money borrowed;

        (2) guarantees by that Person of indebtedness for money borrowed by any other Person;

        (3) indebtedness of that Person evidenced by notes, debentures, bonds or other instruments of indebtedness, for payment of which that Person is responsible or liable;

        (4) obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

        (5) obligations of that Person under Capital Leases and Flight Equipment leases;

        (6) obligations under interest rate and currency swaps, caps, collars options, forward or spot contracts or similar arrangements or with respect to foreign currency hedges or aircraft fuel hedges;

        (7) commitment and other bank financing fees under contractual obligations associated with bank debt;

        (8) any indebtedness representing the deferred and unpaid purchase price of any property or business; and

        (9) all deferrals, renewals, extensions and refundings of any of these indebtedness or obligations.

However, Indebtedness does not include:

        (a) amounts owed to trade creditors in the ordinary course of business,

        (b) nonrecourse indebtedness secured by real property located outside the United States, or

        (c) operating lease rental payments (other than Flight Equipment lease rental payments) in the ordinary course of business.

    Northwest may not pay the principal of, premium, if any, or interest on the Senior Subordinated Debt Securities or deposit pursuant to the provisions described under "Defeasance" below if:

        (1) any Senior Indebtedness is not paid when due (following the expiration of any applicable grace period); or

        (2) any other default on Senior Indebtedness occurs and the maturity of any Senior Indebtedness is accelerated in accordance with its terms,

unless, in either case,

        (a) the failure to pay or the acceleration relates to Senior Indebtedness in an aggregate amount equal to or less than $20 million;

        (b) the default has been cured or waived or has ceased to exist;

        (c) the acceleration has been rescinded; or

        (d) the Senior Indebtedness has been paid in full.

A failure to make any payment with respect to the Senior Subordinated Debt Securities as a result of the foregoing provisions will not limit the right of the holders of the Senior Subordinated Debt Securities to accelerate the maturity as a result of the payment default.

    If any distribution of the assets of Northwest is made upon any dissolution, total or partial liquidation or reorganization of or similar proceeding relating to Northwest, the holders of Senior Indebtedness will be entitled to receive payment in full before the holders of the Senior Subordinated Debt Securities are entitled to receive any payment. Because of this subordination, in the event of insolvency, creditors of Northwest who are holders of Senior Indebtedness or of other unsubordinated Indebtedness may recover more, ratably, than the holders of the Senior Subordinated Debt Securities.

THE PARENT GUARANTY

    NWA Corp. will unconditionally guarantee, pursuant to the Indentures, the due and punctual payment of the principal of, premium, if any, and interest, if any, on the Debt Securities when they become due, whether by acceleration or otherwise. The Parent Guaranty will be enforceable without any need first to enforce Debt Securities against Northwest. As set forth in the Subordinated Indenture, the Parent Guaranty of the Senior Subordinated Debt Securities will be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness of NWA Corp. The terms of the subordination will parallel the subordination terms applicable to the Senior Subordinated Debt Securities as set forth above under "Subordination of Senior Subordinated Debt Securities." For purposes of the Parent Guaranty, Senior Indebtedness of NWA Corp. means all Indebtedness of NWA Corp. other than the Parent Guaranty, unless the Indebtedness, by its terms or by the terms of the instrument creating or evidencing it, is subordinate in right of payment to or equal with the Parent Guaranty. However, the Senior Indebtedness of NWA Corp. does not include any Indebtedness of NWA Corp. to any of its subsidiaries. The Parent Guaranty of the Senior Subordinated Debt Securities will rank equally with any future Indebtedness of NWA Corp. which by its terms states that it will rank equally with the Parent Guaranty of the Senior Subordinated Debt Securities. The Parent Guaranty of the Senior Subordinated Debt Securities will rank senior to all other existing and future subordinated Indebtedness or other subordinated obligations of NWA Corp.

GLOBAL DEBT SECURITIES

    Northwest may issue Debt Securities of a series in whole or in part as one or more fully registered global securities (a "Registered Global Security") that will be deposited with a depositary (the "Depositary") or with a nominee for the Depositary identified in the applicable prospectus supplement. In that case, Northwest will issue one or more Registered Global Securities in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by those Registered Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive certificated form, a Registered Global Security may not be registered for transfer or exchange except in the circumstances described in the applicable prospectus supplement and except as a whole,

        - by the Depositary for the Registered Global Security to a nominee of that Depositary,

        - by a nominee of the Depositary to the Depositary or another nominee of the Depositary, or

        - by the Depositary or any nominee of the Depositary to a successor Depositary for that series or a nominee of the successor Depositary.

    The applicable prospectus supplement will describe the specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security. Northwest expects that the following provisions will apply to depositary arrangements.

    Upon the issuance of any Registered Global Security and the deposit of that Registered Global Security with or on behalf of the Depositary for that Registered Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by that Registered Global Security to the accounts of institutions ("participants") that have accounts with the Depositary or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the Debt Securities or by Northwest, if Northwest directly offers and sells the Debt Securities. Ownership of beneficial interests in a Registered Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in a Registered Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary for that Registered Global Security or by its nominee. Ownership of beneficial interests in a Registered Global Security by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. These limitations and laws may impair the ability to transfer beneficial interests in the Registered Global Securities.

    So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of that Registered Global Security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by that Registered Global Security for all purposes under the Indentures. Unless the applicable prospectus supplement specifies otherwise and except as specified below, owners of beneficial interests in a Registered Global Security will not be entitled to have Debt Securities of the series represented by that Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of that series in certificated form and will not be considered the holders of the Debt Securities for any purposes under the Indentures. Accordingly, each person who owns a beneficial interest in a Registered Global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the Indentures. The Depositary may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the Indentures. Northwest understands that, under existing industry practices, if Northwest requests any action of holders or an owner of a beneficial interest in a Registered Global Security desires to give any notice or take any action a holder is entitled to give or take under the Indentures, the Depositary would authorize the participants to give the notice or take the action, and participants would authorize beneficial owners who own through the participants to give the notice or take the action or would otherwise act upon the instructions of beneficial owners who own through them.

    Unless the applicable prospectus supplement specifies otherwise, payments with respect to principal, premium, if any, and interest, if any, on Debt Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of the Registered Global Security.

    Northwest expects that the Depositary for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of that Registered Global Security as shown on the records of the Depositary. Northwest also expects that payments by participants to owners of beneficial interests in a Registered

Global Security held through the participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street names," and will be the responsibility of the participants. None of Northwest, NWA Corp., Old NWA Corp., the Trustee or any agent of Northwest shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Registered Global Security, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

    Unless the applicable prospectus supplement specifies otherwise, if the Depositary for any Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by Northwest within ninety days, Northwest will issue those Debt Securities in definitive certificated form in exchange for that Registered Global Security. In addition, Northwest may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Registered Global Securities and, in that event, will issue Debt Securities of that series in definitive certificated form in exchange for all of the Registered Global Securities representing those Debt Securities. Further, if Northwest so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Registered Global Security representing Debt Securities of that series may, on terms acceptable to Northwest and the Depositary for that Registered Global Security, receive Debt Securities of that series in definitive form registered in the name of that beneficial owner or its designee.

CONSOLIDATION, MERGER OR SALE BY NORTHWEST OR NWA CORP.

    Each Indenture provides that neither Northwest nor NWA Corp. may merge or consolidate with or into any other corporation or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets to any Person, unless:

        (1) (A) in the case of a merger or consolidation, Northwest or NWA Corp. is the surviving corporation, as the case may be, or

          (B) (i) in the case of a merger or consolidation where Northwest or NWA Corp. is not the surviving corporation or (ii) in the case of the sale, conveyance or other disposition of all or substantially all of the assets,

           - the resulting, successor or acquiring Person is a corporation organized and existing under the laws of the United States of America or its State or the District of Columbia, and

           - that corporation expressly assumes by supplemental indenture all the obligations of Northwest under the Debt Securities, any related coupons and the Indentures, or all the obligations of NWA Corp. under the Parent Guaranty and the Indentures, as the case may be;

        (2) immediately after giving effect to the merger or consolidation, or the sale, conveyance, transfer, lease or other disposition (including, without limitation, any Debt directly or indirectly incurred or anticipated to be incurred in connection with or in respect of that transaction), no Default or Event of Default will have occurred and be continuing; and

        (3) certain other conditions are met.

    If a successor corporation assumes the obligations of Northwest or NWA Corp., as the case may be, then that successor corporation will succeed to and be substituted for Northwest or NWA Corp., as the case may be, under the Indentures and under the Debt Securities and any related coupons or under the Parent Guaranty, as the case may be, and all obligations of Northwest or NWA Corp., as the case may be, will terminate. If any permitted consolidation, merger, sale, conveyance, disposition or other change of control transaction (including a highly leveraged transaction), the holders of the Debt Securities will not have the right to require redemption of those Debt Securities or similar rights unless the applicable prospectus supplement sets forth otherwise.

EVENTS OF DEFAULT, NOTICE AND CERTAIN RIGHTS ON DEFAULT

    Events of Default with respect to Debt Securities of any series issued under the Indentures are defined in the Indentures as:

        (1) default for thirty days in payment of any interest on any Debt Security of that series or any related coupon or any additional amount payable with respect to Debt Securities of that series as specified in the applicable prospectus supplement when due;

        (2) default in payment of principal or premium, if any, on redemption or otherwise, or in the making of a mandatory sinking fund payment of any Debt Securities of that series when due;

        (3) default for sixty days after notice to Northwest and NWA Corp. by the Trustee, or to Northwest, NWA Corp. and the Trustee by the holders of 25% or more in aggregate principal amount of the Debt Securities of that series then outstanding, in the performance of any other agreement applicable to the Debt Securities of that series, in the Indenture or in any supplemental indenture or board resolution referred to therein under which the Debt Securities of that series may have been issued; and

        (4) certain events of bankruptcy, insolvency or reorganization of Northwest or NWA Corp.

    The applicable prospectus supplement will describe any other Events of Default applicable to a specified series of Debt Securities. An Event of Default with respect to a particular series of Debt Securities will not necessarily be an Event of Default with respect to any other series of Debt Securities.

    If an Event of Default specified in the Indentures occurs with respect to the Debt Securities of any series issued under the Indentures and is continuing, either the Trustee for that series or the holders of 25% or more in aggregate principal amount of all of the outstanding Debt Securities of that series, by written notice to Northwest and NWA Corp., may declare (a) the principal of all the Debt Securities of that series to be due and payable or (b) in the case of original issue discount Debt Securities or indexed Debt Securities, the portion of the principal amount specified in the applicable prospectus supplement to be due and payable. If the holders of Debt Securities give notice of the declaration of acceleration to Northwest and NWA Corp., then they are also required to give notice to the Trustee for that series.

    The Trustee for any series of Debt Securities is required to give notice to the holders of the Debt Securities of that series of all uncured Defaults within ninety days after the occurrence of a Default known to it with respect to Debt Securities of that series. However, that notice will not be given until 60 days after the occurrence of a Default with respect to Debt Securities of that series involving a failure to perform a covenant other than the obligation to pay principal, premium, if any, or interest, if any, or make a mandatory sinking fund payment. In addition, the Trustee may withhold that notice if and so long as a committee of its Responsible Officers in good faith determines that withholding that notice is in the interest of the holders of the Debt Securities of that series, except in the case of a default in payment on the Debt Securities of that series. "Default" means any event which is, or, after notice or passage of time or both, would be, an Event of Default.

    The Trustee will be under no obligation to exercise any of its rights or powers under the Indentures at the request or direction of any of the holders of Debt Securities, unless those holders have offered the Trustee reasonable indemnity. Subject to those provisions for indemnification of the Trustee, the holders of not less than a majority in aggregate principal amount of the Debt Securities of each series affected (with each series voting as a class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for that series, or exercising any trust or power conferred on that Trustee.

    Each of NWA Corp. and Northwest will file annually with the Trustee a certificate as to its compliance with all conditions and covenants of the applicable Indenture.

    The holders of not less than a majority in aggregate principal amount of any series of Debt Securities by notice to the Trustee for that series may waive, on behalf of the holders of all Debt Securities of that series, any past Default or Event of Default with respect to that series and its consequences, and may rescind and annul a declaration of acceleration with respect to that series, unless a judgment or decree based on that acceleration has been obtained and entered. However, a Default or Event of Default in the payment of the principal of, premium, if any, or interest, if any, on any Debt Security (and any resulting acceleration) and certain other defaults may not be waived.

MODIFICATION OF THE INDENTURES

    Northwest, NWA Corp. and the Trustee may enter into one or more supplemental indentures, without the consent of the holders of any of the Debt Securities, in order to:

        (1) evidence the succession of another corporation to Northwest or NWA Corp. and the assumption of the covenants of Northwest or NWA Corp. by a successor;

        (2) (A) add to the covenants of Northwest or NWA Corp. or surrender any right or power of Northwest or NWA Corp., and

          (B) make the occurrence, or the occurrence and continuance, of a default in any of those additional covenants, restrictions or conditions a Default or an Event of Default that permits the enforcement of all or any of the remedies provided in the Indentures.

           However, in respect of any of those additional covenants, restrictions or conditions, the supplemental indenture may:

           - provide for a particular period of grace after default, which period may be shorter or longer than the period allowed in the case of other defaults,

           - provide for an immediate enforcement upon that default, or

           - limit the remedies available to the Trustee upon that default;

        (3) add additional Events of Default with respect to any series;

        (4) add or change any provisions to permit or facilitate the issuance of Debt Securities in bearer form or in global form;

        (5) under certain circumstances, add, change or eliminate any provision affecting Debt Securities not yet issued;

        (6) secure the Debt Securities;

        (7) add to the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of Debt Securities as set forth in the Indentures, other conditions, limitations and restrictions to be observed after that addition;

        (8) establish the form or terms of Debt Securities;

        (9) evidence and provide for successor Trustees;

        (10) if allowed without penalty under applicable laws and regulations, permit payment in respect of Debt Securities in bearer form in the United States;

        (11) correct or supplement any inconsistent provisions or add any other provisions, on the condition that this action does not adversely affect the interests of any holder of Debt Securities of any series issued under the Indentures in any material respect;

        (12) cure any ambiguity or correct any mistake; or

        (13) supplement any of the provisions of the Indentures to permit or facilitate the defeasance and discharge of any series of Debt Security, on the condition that this action does not adversely affect the interests of the holders of that series or any other series of Debt Securities or any related coupons in any material respect.

    Northwest, NWA Corp. and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by the supplemental indenture, may execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indentures or any supplemental indenture or modifying the rights of the holders of Debt Securities of that series. However, no supplemental indenture may, without the consent of the holder of each Debt Security that is affected,

        (1) change the time for payment of principal or interest on any Debt Security;

        (2) reduce the principal of, or any installment of principal of, or interest on any Debt Security;

        (3) reduce the amount of premium, if any, payable upon the redemption of any Debt Security;

        (4) reduce the amount of principal payable upon acceleration of the maturity of an Original Issue Discount Debt Security;

        (5) change the coin or currency in which any Debt Security or any premium or interest is payable;

        (6) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security;

        (7) reduce the percentage in principal amount of the outstanding Debt Securities of any series required to:

           - consent to modify or amend the Indentures,

           - waive compliance with certain provisions of the Indentures, or

           - waive certain defaults;

        (8) change the obligation of Northwest to maintain an office or agency in the places and for the purposes specified in the Indentures;

        (9) modify the obligations of NWA Corp. to make payment under the Parent Guaranty; or

        (10) modify any of the provisions in (1) through (9) above.

DEFEASANCE

    If the applicable prospectus supplement so indicates, Northwest may elect either to:

        (1) defease and be discharged from any and all obligations with respect to the Debt Securities of or within any series, except as described below ("defeasance"), or

        (2) be released from its obligations with respect to certain covenants applicable to the Debt Securities of or within any series ("covenant defeasance"),

when Northwest deposits, in trust for the above mentioned purpose, with the Trustee for that series of Debt Securities (or other qualifying trustee) money and/or Government Obligations which through the payment of principal and interest in accordance with their terms will provide money in the amount sufficient to pay the principal of, premium, if any, and interest, if any, on the Debt Securities to Maturity or redemption, as the case may be, and any mandatory sinking fund or similar payments.

    When a defeasance occurs, Northwest will be deemed to:

        (1) have paid and discharged the entire indebtedness represented by the Debt Securities and any related coupons, and

        (2) have satisfied all of its other obligations under the Debt Securities and any related coupons.

However, it will not be deemed to have satisfied:

        (a) its obligations with respect to the rights of holders of the Debt Securities to receive, solely from the trust funds deposited to defease the Debt Securities, payments in respect of the principal of, premium, if any, and interest, if any, on the Debt Securities or any related coupons when the payments are due, and

        (b) certain other obligations as provided in the Indentures.

    When a covenant defeasance occurs, Northwest will:

        (1) be released only from its obligations to comply with certain covenants contained in the Indentures relating to the Debt Securities,

        (2) continue to be obligated in all other respects under those Debt Securities, and

        (3) continue to be contingently liable with respect to the payment of principal, premium, if any, and interest, if any, with respect to those Debt Securities.

    Unless the applicable prospectus supplement specifies otherwise and except as described below, the conditions to both defeasance and covenant defeasance are as follows:

        (1) the defeasance or covenant defeasance must not result in a breach or violation of, or constitute a Default or Event of Default under, the applicable Indenture, or result in a breach or violation of, or constitute a default under, any other material agreement or instrument of Northwest or NWA Corp.;

        (2) certain bankruptcy related Defaults or Events of Default with respect to Northwest or NWA Corp. must not have occurred and be continuing during the period commencing on the date of the deposit of the trust funds to defease the Debt Securities and ending on the 91st day after that date;

        (3) Northwest must deliver to the Trustee an Opinion of Counsel to the effect that the holders of the Debt Securities:

           - will not recognize income, gain or loss for Federal income tax purposes as a result of the defeasance or covenant defeasance, and

           - will be subject to Federal income tax on the same amounts and in the same manner and at all the same times as would have been the case if the defeasance or covenant defeasance had not occurred.

           In the case of defeasance, the Opinion of Counsel must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date of the Indentures;

        (4) Northwest must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel with respect to:

           - compliance with the conditions precedent to the defeasance or covenant defeasance, and

           - certain registration requirements under the Investment Company Act of 1940; and

        (5) any additional conditions to the defeasance or covenant defeasance which may be imposed on Northwest pursuant to the applicable Indenture.

    The Indentures require that a nationally recognized firm of independent public accountants deliver to the Trustee a written certification as to the sufficiency of the trust funds deposited for the defeasance or covenant defeasance of the Debt Securities. Holders of the Debt Securities do not have recourse against that firm under the Indentures. If the applicable prospectus supplement so indicates, in addition to obligations of the United States or an agency or instrumentality of the United States, Government Obligations may include obligations of the government or any agency or instrumentality of the government issuing the currency in which Debt Securities of that series are payable. If the Government Obligations deposited with the Trustee for the defeasance of the Debt Securities decrease in value or default subsequent to their being deposited, Northwest will have no further obligation, and the holders of the Debt Securities will have no additional recourse against Northwest, as a result of the decrease in value or default. As described above, in the event of a covenant defeasance, Northwest remains contingently liable with respect to the payment of principal, premium, if any, and interest, if any, with respect to the Debt Securities.

    Northwest may exercise its defeasance option with respect to the Debt Securities even if it has previously exercised its covenant defeasance option. If Northwest exercises its defeasance option, payment of the Debt Securities may not be accelerated because of a Default or an Event of Default. If Northwest exercises its covenant defeasance option, payment of the Debt Securities may not be accelerated by reason of a Default or an Event of Default with respect to the covenants to which the covenant defeasance is applicable. However, if acceleration were to occur, the realizable value at the acceleration date of the money and Government Obligations in the defeasance trust could be less than the principal and interest then due on the Debt Securities, because the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

    The applicable prospectus supplement may further describe the provisions, if any, applicable to defeasance or covenant defeasance with respect to Debt Securities of a particular series.

THE TRUSTEE

    State Street Bank and Trust Company is the Trustee under the Indentures. Northwest and NWA Corp. also maintain banking and other commercial relationships with State Street Bank and Trust Company and its affiliates in the ordinary course of business and State Street Bank and Trust Company acts as Trustee under several other indentures for NWA Corp. and Northwest.

                            DESCRIPTION OF WARRANTS

    Northwest may issue Warrants to purchase Debt Securities. Northwest may issue Warrants together with or separately from any Debt Securities offered by any prospectus supplement and, if it issues Warrants together with Debt Securities, the Warrants may be attached to or separate from the Debt Securities. Northwest will issue the Warrants under one or more separate Warrant Agreements (each, a "Warrant Agreement") to be entered into between Northwest and State Street Bank and Trust Company, as warrant agent (the "Warrant Agent"), all as set forth in the prospectus supplement relating to the particular issue of Warrants.

    The statements in this prospectus relating to the Warrants and the Warrant Agreements are summaries. You should refer to the Warrant Agreements for the complete terms of the Warrants and the Warrant Agreements. A form of Warrant Agreement for Warrants Sold Attached to Debt Securities and a form of Warrant Agreement for Warrants Sold Alone have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

GENERAL

    If Northwest offers Warrants, you should refer to the applicable prospectus supplement which accompanies this prospectus for a description of the specific terms of the Warrants, including:

        (1) the specific designation and aggregate number of the Warrants;

        (2) the offering price and the currency or composite currencies for which the Warrants may be purchased,

        (3) the designation (including whether the Debt Securities are Senior Debt Securities or Senior Subordinated Debt Securities), aggregate principal amount, currency or composite currencies and terms of the Debt Securities purchasable upon exercise of the Warrants;

        (4) if Warrants are issued together with any Debt Securities,

           - the designation and terms of the Debt Securities with which the Warrants are issued, and

           - the number of Warrants issued with the minimum denomination of each Debt Security;

        (5) if Warrants are issued together with any Debt Securities, the date on and after which the Warrants and the related Debt Securities will be separately transferable;

        (6) - the principal amount of Debt Securities purchasable upon exercise of one Warrant, and

          - the price or the manner of determining the price and currency or composite currencies or other consideration, which may include Debt Securities, for which that principal amount of Debt Securities may be purchased;

        (7) - the date on which the right to exercise the Warrants will commence, and

          - the date on which the right shall expire (the "Expiration Date");

        (8) the terms of any mandatory or optional redemption by Northwest;

        (9) certain Federal income tax consequences;

        (10) whether the certificates for Warrants will be issued in registered or unregistered form; and

        (11) any other special terms of the Warrants.

Unless the applicable prospectus supplement specifies otherwise, the Warrants will not be listed on any securities exchange.

    Holders of Warrant certificates may exchange them for new Warrant certificates, may present them (if in registered form) for registration of transfer and exchange, and may exercise them at an office or agency of the Warrant Agent maintained for that purpose (the "Warrant Agent Office"). No service charge will be made for any transfer or exchange of Warrant certificates, but Northwest may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Debt Securities that they may purchase upon the exercise of the Warrants. These rights include the right to receive payments of principal of, premium, if any, or interest, if any, on the Debt Securities purchasable upon the exercise or to enforce covenants in the Indenture.

EXERCISE OF WARRANTS

    Each Warrant will entitle its holder to purchase the principal amount of Debt Securities (a) at the exercise price, (b) for the consideration and (c) during the period or periods, in each case as set forth in, or calculable from, the prospectus supplement relating to the Warrants. Holders of Warrants may exercise their Warrants at any time during the specified period up to 5:00 P.M. New York City time on the Expiration Date set forth in the applicable prospectus supplement. After the close of business on the Expiration Date, or a later date to which the Expiration Date may be extended by Northwest, unexercised Warrants will become void.

    Holders of Warrants may exercise their Warrants by:

        (1) paying the Warrant Agent the amount provided in the applicable prospectus supplement required to purchase the Debt Securities purchasable upon the exercise of the Warrants, and

        (2) providing the Warrant Agent with certain information set forth on the reverse side of the Warrant certificate.

Unless the applicable prospectus supplement specifies otherwise, when the Warrant Agent receives the payment and the Warrant certificate properly completed and duly executed at the Warrant Agent Office or any other office or agency indicated in the applicable prospectus supplement, Northwest will, as soon as practicable, issue and deliver the Debt Securities purchasable upon the exercise. If fewer than all of the Warrants represented by the Warrant certificate are exercised, a new Warrant certificate will be issued for the amount of unexercised Warrants.

MODIFICATION OF WARRANT AGREEMENTS

    Northwest and the Warrant Agent may supplement or amend the Warrant Agreement, without the consent of any Warrantholder, in order to:

        (1) cure any ambiguity;

        (2) correct or supplement any provision contained in the Warrant Agreement, which may be defective or inconsistent with any other provisions; or

        (3) make other provisions in regard to matters or questions arising under the Warrant Agreement, which Northwest and the Warrant Agent may deem necessary or desirable and which do not adversely affect the interests of the Warrantholders.

WARRANT AGENT

    State Street Bank and Trust Company will act as the Warrant Agent under the Warrant Agreement. Northwest and NWA Corp. maintain banking and other commercial relationships with State Street Bank and Trust Company and its affiliates in the ordinary course of business. The Warrant Agent will act solely as an agent of Northwest in connection with the Warrants and will not assume any obligation or relationship of agency or trust for or with any holders of Warrants or beneficial owners of Warrants.

                              PLAN OF DISTRIBUTION

    Northwest may sell Securities (a) through underwriters, (b) directly to investors or other persons or (c) through dealers or agents. The applicable prospectus supplement will name any underwriter, dealer or agent involved in the offer and sale of the Offered Securities.

    The Offered Securities may be sold (a) at a fixed price or prices, which may be changed, (b) from time to time at market prices prevailing at the time of sale, (c) at prices related to those market prices, or (d) at negotiated prices. Dealer trading may take place in certain of the Offered Securities, including Offered Securities not listed on any securities exchange.

    Northwest may, from time to time, authorize underwriters acting as Northwest's agents to offer and sell the Offered Securities upon the terms and conditions set forth in any prospectus supplement. In connection with the sale of Offered Securities, underwriters may be deemed to have received compensation from Northwest in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Offered Securities for whom they may act as agent. Underwriters may sell Offered Securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions, which may be changed from time to time, from the purchasers for whom they may act as agent.

    If Northwest directly uses a dealer in the sale of Offered Securities, Northwest will sell the Offered Securities to the dealer, as principal. The dealer may then resell the Offered Securities to the public at varying prices to be determined by the dealer at the time of resale. The applicable prospectus supplement will name any dealer and set forth the terms of any of those sales.

    Northwest may offer and sell Offered Securities through agents designated by Northwest from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the Offered Securities and set forth any commissions payable by Northwest to that agent. Unless the applicable prospectus indicates otherwise, the agent will be acting on a best efforts basis for the period of its appointment.

    Northwest may directly solicit offers to purchase Offered Securities and sell them directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of the Offered Securities. The applicable prospectus supplement will describe the terms of any of those sales. Except as set forth in the applicable prospectus supplement, no director, officer or employee of Northwest or NWA Corp. will solicit or receive a commission in connection with direct sales by Northwest of the Offered Securities, although these persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with any of these direct sales.

    The applicable prospectus supplement will set forth any underwriting compensation paid by Northwest to underwriters, dealers or agents in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

    Underwriters, dealers and agents may be entitled, under agreements with Northwest and NWA Corp., to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933, and to reimbursement by Northwest and NWA Corp. for certain expenses.

    Underwriters, dealers and agents may engage in transactions with, or perform services for, NWA Corp., Northwest and NWA Corp.'s other subsidiaries in the ordinary course of business.

    If the applicable prospectus supplement so indicates, subject to existing market conditions, Northwest will authorize dealers acting as Northwest's agents to solicit offers by certain institutions to purchase Offered Securities from Northwest at the public offering price set forth in the applicable prospectus supplement pursuant to Delayed Delivery Contracts ("Contracts") that provide for payment and delivery on the date or dates stated in the applicable prospectus supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Offered Securities sold pursuant to Contracts shall not be less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom Contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of Northwest. Contracts will not be subject to any conditions, except the purchase by an institution of the Offered Securities covered by its Contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the institution is subject. The applicable prospectus supplement will indicate the commission that will be granted to underwriters and agents soliciting purchases of Offered Securities pursuant to Contracts accepted by Northwest. Agents and underwriters will have no responsibility in respect of the delivery or performance of Contracts.

    The Offered Securities may or may not be listed on a national securities exchange or a foreign securities exchange. If Northwest uses an underwriter or underwriters in the sale of any Offered Securities, the applicable prospectus supplement will contain a statement as to the underwriters' intention, if any, at the date of the prospectus supplement to make a market in the Offered Securities. No assurances can be given that there will be a market for the Offered Securities.

    The applicable prospectus supplement will set forth the place and time of delivery for the Offered Securities. Northwest will issue the Debt Securities that are issuable upon exercise of Warrants upon payment of the exercise and otherwise in accordance with the relevant terms applicable to the Warrants and described in the applicable prospectus supplement.

                                 LEGAL OPINIONS

    Unless the applicable prospectus supplement indicates otherwise, the validity of the Debt Securities, the Parent Guaranty and Warrants offered by this prospectus will be passed upon for Northwest and NWA Corp. by Simpson Thacher & Bartlett, New York, New York. In rendering that opinion, Simpson Thacher & Bartlett will be relying as to matters of Minnesota law on an opinion from the Office of the General Counsel of NWA Corp. and Northwest.

                                    EXPERTS

    Ernst & Young LLP, independent auditors, have audited the consolidated financial statements and schedule of NWA Corp. included in NWA Corp.'s Annual Report on Form 10-K for the year ended December 31, 1998, as set forth in their report on the consolidated financial statements and schedule incorporated by reference in this prospectus. Those consolidated financial statements and schedule are incorporated by reference in this prospectus in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                 $1,500,000,000

                            NORTHWEST AIRLINES, INC.

            DEBT SECURITIES AND WARRANTS TO PURCHASE DEBT SECURITIES

                               ------------------

  Payment of Principal Premium, if any, and Interest Fully and Unconditionally
                                 Guaranteed by

                         NORTHWEST AIRLINES CORPORATION

                                ---------------

                SUBJECT TO COMPLETION, DATED             , 1999

PROSPECTUS

                                 $1,500,000,000

                            NORTHWEST AIRLINES, INC.

                           PASS THROUGH CERTIFICATES

                               ------------------

            Applicable Underlying Payments Fully and Unconditionally
                                 Guaranteed by

                         NORTHWEST AIRLINES CORPORATION
                                ---------------

    Northwest Airlines, Inc. may from time to time offer pass through certificates. Pass through certificates may be issued in one or more series in amounts, at prices and on terms to be determined at the time of the offering.

    The pass through certificates will represent interests in the assets of the pass through trusts formed to finance the acquisition of specified aircraft. The assets of the pass through trusts will include equipment notes issued

        (a) on a nonrecourse basis by one or more owner trustees pursuant to separate leveraged lease transactions to finance or refinance a portion of the cost of aircraft which have been or will be leased to Northwest Airlines, Inc., or

        (b) with recourse to Northwest Airlines, Inc. to finance all or a portion of the cost of, or to purchase all or a portion of the outstanding debt with respect to, aircraft which have been or will be purchased and owned by Northwest Airlines, Inc.

    The pass through certificates will not represent interests in or obligations of Northwest Airlines, Inc. or any of its affiliates. Northwest Airlines Corporation will fully and unconditionally guarantee the lease and recourse obligations of Northwest Airlines, Inc. referred to above.

    When we decide to sell a particular series of pass through certificates, we will provide the specific terms thereof in a prospectus supplement. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to consummate sales of pass through certificates unless accompanied by a prospectus supplement.

    The pass through certificates may be sold to or through underwriters, through dealers or agents or directly to purchasers. The prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of the pass through certificates in respect of which this prospectus is being delivered, the proposed amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents.

    The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            ------------------------

                 The date of this prospectus is         , 1999

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
About This Prospectus......................................................................................           2
Incorporation of Certain Documents by Reference............................................................           3
Disclosure Regarding Forward-looking Statements............................................................           3
The Company................................................................................................           4
General Outline of Trust Structure.........................................................................           4
Use of Proceeds............................................................................................           6
Ratio of Earnings to Fixed Charges.........................................................................           6
Description of the Certificates............................................................................           7
Description of the Equipment Notes.........................................................................          20
United States Federal Income Tax Consequences..............................................................          25
ERISA Considerations.......................................................................................          29
Plan of Distribution.......................................................................................          30
Legal Opinions.............................................................................................          31
Experts....................................................................................................          31

    YOU SHOULD RELY ONLY ON THE INFORMATION PROVIDED IN THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT, INCLUDING THE INFORMATION INCORPORATED BY REFERENCE. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. NORTHWEST AIRLINES, INC. WILL OFFER TO SELL THE SECURITIES AND SEEK OFFERS TO BUY THE SECURITIES, ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALES OF THE SECURITIES.

                             ABOUT THIS PROSPECTUS

    This prospectus is part of registration statements that we filed with the Securities and Exchange utilizing a "shelf" registration process. Under this shelf process, we may sell pass through certificates described in this prospectus in one or more offerings up to a total dollar amount of $1,500,000,000 or the equivalent of this amount in foreign currencies or foreign currency units.

    This prospectus provides you with a general description of the pass through certificates we may offer. Each time we offer pass through certificates, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under "Incorporation of Certain Documents by Reference."

    This prospectus does not contain all of the information in the registration statements. Statements we make in this prospectus about the contents of any contract, agreement or other document are not necessarily complete. If that contract, agreement or other document has been filed as an exhibit to the registration statements, we refer you to the exhibit for a more complete description. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities.

    In this prospectus, "Northwest" refers to Northwest Airlines, Inc., "NWA Corp." to Northwest Airlines Corporation and the "Company," "we," "us" or "our" to NWA Corp. and its consolidated subsidiaries.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    NWA Corp. files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public over the internet at the SEC's web site at http://www.sec.gov. Northwest is not required to file separate reports, proxy and information statements or other information with the SEC pursuant to the Securities Exchange Act of 1934. Instead, we have provided information with respect to Northwest, to the extent required, in filings made by NWA Corp.

    The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we complete our offering of the securities:

    - Annual Report on Form 10-K for the year ended December 31, 1998;

    - Quarterly Report on Form 10-Q for the quarter ended March 31, 1999; and

    - Current Reports on Form 8-K filed on January 24, 1999, February 24, 1999 and April 19, 1999.

    You may request a copy of these filings (other than exhibits to them) at no cost, by writing or telephoning us at the following address:

       Secretary's Office
      Northwest Airlines Corporation
      5101 Northwest Drive, Dept. A1180
      St. Paul, Minnesota 55111-3034
      Telephone: (612) 726-2111

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

    This prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to a number of risks and uncertainties, all of which are difficult to predict and many of which are beyond the Company's control. Forward-looking statements are typically identified by the words "may," "will," "believe," "expect," "anticipate," "intend," "estimate" and similar expressions. Actual results could differ materially from those contemplated by these forward-looking statements as a result of a number of factors. It is not reasonably possible to itemize all of the many factors and specific events that could affect the outlook of an airline operating in the global economy. Some factors that could significantly impact expected capacity, load factors, revenues, expenses and cash flows include the airline pricing environment, fuel costs, labor negotiations both at the Company and other carriers, low-fare carrier expansion, capacity decisions of other carriers, actions of the U.S. and foreign governments, foreign currency exchange rate fluctuation, inflation, the general economic environment in the U.S. and other regions of the world and other factors discussed herein.

    In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this prospectus will in fact be realize. Potential investors are cautioned not to place undue reliance on these forward-looking statements. The Company does not undertake any obligation to update or revise any forward-looking statements. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by the factors described above.

                                  THE COMPANY

    Northwest, the principal wholly-owned subsidiary of NWA Corp., operates the world's fourth largest airline (as measured by 1997 revenue passenger miles ("RPMs")) and is engaged in the business of transporting passengers and cargo. Northwest's business focuses on the development of a global airline network through its strategic assets that include:

    - domestic hubs at Detroit, Minneapolis/St. Paul and Memphis;

    - an extensive Pacific route system with hubs at Tokyo and Osaka;

    - a transatlantic alliance with KLM Royal Dutch Airlines, which operates through a hub in Amsterdam and, subject to regulatory approvals, with Alitalia which operates through hubs in Rome and Milan; and

    - a global alliance with Continental Airlines, Inc.

    Northwest operates substantial domestic and international route networks and directly serves more than 150 cities in 21 countries in North America, Asia and Europe. Northwest had more than 50.5 million enplanements and flew over 66.7 billion RPMs in 1998.

    On November 20, 1998 NWA Corp. effected a holding company reorganization. As a result, Northwest Airlines Holding Corporation (formerly known as Northwest Airlines Corporation and, prior to the reorganization, the publicly traded holding company, "Old NWA Corp.") became a direct wholly-owned subsidiary of NWA Corp. NWA Corp. is now the publicly traded holding company, which owns directly Old NWA Corp. and indirectly the holding and operating subsidiaries of Old NWA Corp. References in this prospectus to NWA Corp. for time periods prior to November 20, 1998 refer to Old NWA Corp.

    Our principal executive offices are located at 2700 Lone Oak Parkway, Eagan, Minnesota 55121; our mailing address is 5101 Northwest Drive, St. Paul, Minnesota 55111-3034 and our telephone number is (612) 726-2111.

                       GENERAL OUTLINE OF TRUST STRUCTURE

    A separate Northwest Airlines Pass Through Trust (each, a "Trust") will be formed for each series or class of pass through certificates ("Certificates"). Each Trust will be formed pursuant to the Pass Through Trust Agreement (each, a "Basic Agreement") and a supplement thereto (a "Trust Supplement") to be entered into among Northwest, NWA Corp. and the trustee named therein (the "Trustee"), as trustee under the Trust. Each Certificate in a series or class will represent a fractional undivided interest in the related Trust and will have no rights, benefits or interests in respect of any other Trust. The property of the Trusts (the "Trust Property") will consist of

    - equipment notes issued (a) on a nonrecourse basis by one or more owner trustees pursuant to separate leveraged lease transactions (the "Leased Aircraft Notes") to finance or refinance a portion of the equipment cost of aircraft, including engines (each, a "Leased Aircraft" and, collectively, the "Leased Aircraft"), which have been or will be leased to Northwest pursuant to a separate lease agreement (each such lease agreement, a "Lease") for each Leased Aircraft, or (b) with recourse to Northwest (the "Owned Aircraft Notes" and, together with any Leased Aircraft Notes, the "Equipment Notes") to finance all or a portion of the equipment cost of, or to purchase all or a portion of the outstanding debt with respect to, aircraft, including engines (each, an "Owned Aircraft" and, collectively, the "Owned Aircraft"; together with Leased Aircraft, the "Aircraft"), which have been or will be purchased and owned by Northwest;

    - the rights of such trust to acquire Equipment Notes under the related note purchase or refunding agreements;

    - in the case of a delayed purchase of aircraft, the rights of such Trust in respect of certain escrowed funds;

    - if so specified in the related prospectus supplement, the rights of such Trust under an intercreditor agreement (the "Intercreditor Agreement") with respect to cross-subordination or other intercreditor matters;

    - if so specified in the related prospectus supplement, monies receivable under any liquidity facility arrangements for such Trust; and

    - funds from time to time deposited with the related Trustee.

    Concurrently with the execution and delivery of each Trust Supplement, the Trustee will enter into one or more note purchase or refunding agreements (each such agreement being herein referred to as a "Note Purchase Agreement") pursuant to which it will purchase one or more Equipment Notes relating to one or more of the Aircraft described in the applicable prospectus supplement. Pursuant to the applicable Note Purchase Agreements, the Trustee will purchase one or more Equipment Notes. The Equipment Notes that constitute the property of each Trust will have identical interest rates (in each case equal to the rate applicable to the Certificates issued by such Trust). The maturity dates of the Equipment Notes acquired by each Trust will occur on or before the final distribution date applicable to the Certificates issued by such Trust. The Trustee will distribute the amount of payments of principal, premium, if any, and interest received by it as holder of the Equipment Notes to the Certificateholders of the Trust in which such Equipment Notes are held. See "Description of the Certificates" and "Description of the Equipment Notes."

    Interest paid on the Equipment Notes held in each Trust will be passed through to the holders of the Certificates relating to such Trust on the dates and at the rate per annum set forth in the prospectus supplement relating to such Certificates until the final distribution date for such Trust. Principal paid on the Equipment Notes held in each Trust will be passed through to the holders of the Certificates relating to such Trust in scheduled amounts on the dates set forth in the prospectus supplement relating to such Certificates until the final distribution date for such Trust. The Equipment Notes issued with respect to any Aircraft will be secured by a security interest in such Aircraft and, in the case of the Leased Aircraft, by a security interest in the related Lease, including the right to receive rentals payable in respect of such Leased Aircraft by Northwest.

    The Leased Aircraft Notes will be issued under separate trust indentures (the "Leased Aircraft Indentures") between a bank, trust company or other institution specified in the related prospectus supplement, as trustee thereunder (in such capacity, herein referred to as the "Loan Trustee"), and an institution specified in the related prospectus supplement acting, not in its individual capacity, but solely as owner trustee (an "Owner Trustee") of a separate trust for the benefit of one or more institutional investors (each, an "Owner Participant"). With respect to each Leased Aircraft, the related Owner Participant will have provided or will provide from sources other than the Leased Aircraft Notes a portion of the equipment cost of the related Leased Aircraft. No Owner Participant, however, will be personally liable for any amount payable under the related Leased Aircraft Indenture or the Leased Aircraft Notes issued thereunder. Simultaneously with the acquisition of each Leased Aircraft, the related Owner Trustee leased or will lease such Aircraft to Northwest pursuant to a separate Lease. The Owned Aircraft Notes will be issued under separate trust indentures (the "Owned Aircraft Indentures" and, together with any Leased Aircraft Indentures, the "Indentures") between the applicable Loan Trustee and Northwest.

    Although neither the Certificates nor the Leased Aircraft Notes will be direct obligations of, or guaranteed by, Northwest, the amounts unconditionally payable by Northwest for lease of Leased Aircraft will be sufficient to pay in full when due all payments required to be made on the corresponding Leased Aircraft Notes.

    NWA Corp. will fully and unconditionally guarantee (the "Parent Guaranty") to the holders from time to time of Certificates (i) with respect to related Owned Aircraft Notes, the full and prompt payment of principal, premium, if any, and interest thereon when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise and (ii) with respect to related Leased Aircraft Notes, the full and prompt payment of all amounts payable by Northwest under the related Lease when and as the same shall become due and payable. The Parent Guaranty will be enforceable without any need first to enforce the obligations of Northwest against Northwest.

    With respect to Equipment Notes of differing payment priorities issued in respect of one or more Aircraft, the rights of the holders of the related Certificates will be subject to an intercreditor agreement (the "Intercreditor Agreeement").

                                USE OF PROCEEDS

    Except as set forth in a prospectus supplement for a specific offering of Certificates, the proceeds from the sale of the Certificates will be used by the Trustee on behalf of the applicable Trust or Trusts to purchase either (a) Leased Aircraft Notes or (b) Owned Aircraft Notes.

    Any portion of the proceeds from the sale of Certificates not used by the Trustee to purchase Equipment Notes on or prior to the date specified therefor in the applicable prospectus supplement will be distributed on a Special Distribution Date (as defined below) to the applicable Certificateholders, together with interest, but without premium. See "Description of Certificates-- Special Distribution Upon Unavailability of Aircraft."

                       RATIO OF EARNINGS TO FIXED CHARGES

    We have set forth below the ratio of earnings to fixed charges for NWA Corp. and its consolidated subsidiaries for the periods indicated. The ratio of earnings to fixed charges represents the number of times that fixed charges were covered by earnings. In computing the ratio, earnings represent consolidated earnings (loss) before income taxes, cumulative effect of accounting change and fixed charges (excluding capitalized interest). Fixed charges consist of interest expense (including capitalized interest), one-third of rental expense, which is considered representative of the interest factor, and amortization of debt discount and expense.

                                                           THREE MONTHS ENDED
                YEAR ENDED DECEMBER 31,                        MARCH 31,
-------------------------------------------------------  ----------------------
  1994       1995       1996       1997        1998        1998        1999
---------  ---------  ---------  ---------     -----     ---------     -----
1.88            1.90       2.74       3.05         (a)        2.01         (b)

------------------------

(a) Earnings were inadequate to cover fixed charges by $452 million for the year ended December 31, 1998.

(b) Earnings were inadequate to cover fixed charges by $69 million for three months ended March 31, 1999.

                        DESCRIPTION OF THE CERTIFICATES

    The following description of the Certificates summarizes certain general terms and provisions of the Certificates to which any prospectus supplement may relate. This summary relates to the Basic Agreement (the form of which has been filed as an exhibit to the registration statement of which this prospectus is a part) and each of the Trust Supplements, the Trusts to be formed thereby and the Certificates to be issued by each Trust except to the extent, if any, described in the applicable prospectus supplement. The prospectus supplement that accompanies this prospectus contains a glossary of the material terms used with respect to the specific series or class of Certificates being offered thereby. The Trust Supplement relating to each series or class of Certificates and the forms of the material operative agreements relating thereto (including, if applicable, Note Purchase Agreement, Indenture, Lease, Trust Agreement, participation agreement, Intercreditor Agreement and liquidity arrangement) will be filed as exhibits to a post-effective amendment to the Registration Statement of which this prospectus is a part, a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable, filed by NWA Corp. with the SEC.

    The Certificates offered pursuant to this prospectus will be limited to $1,500,000,000 aggregate public offering price (or its equivalent (based on the applicable exchange rate at the time of sale) in one or more foreign currencies or currency units).

    TO THE EXTENT THAT ANY PROVISION IN ANY PROSPECTUS SUPPLEMENT IS INCONSISTENT WITH ANY PROVISION IN THIS SUMMARY, THE PROVISION OF SUCH PROSPECTUS SUPPLEMENT WILL CONTROL.

GENERAL

    Each Certificate will represent a fractional undivided interest in the Trust created by the Trust Supplement pursuant to which such Certificate was issued. All payments and distributions on account of the Certificates will be made only from the related Trust Property. Each Certificate will represent a pro rata share of the outstanding principal amount of the Equipment Notes held in the related Trust. Unless otherwise specified in the applicable prospectus supplement, each Certificate will be issued in minimum denominations of $1,000 or any integral multiple thereof (except that one Certificate of each Trust may be issued in an odd amount, due to the fact that the aggregate amount offered by such Trust may not represent an integral multiple of $1,000).

    The Certificates will not represent an interest in or obligation of Northwest, NWA Corp., the Trustee, any of the Loan Trustees or Owner Trustees in their individual capacities, any Owner Participant, or any affiliate of any thereof. Each Certificateholder by its acceptance of a Certificate agrees to look solely to the income and proceeds from the Trust Property as provided in the Basic Agreement and the applicable Trust Supplement and to its rights under the Parent Guaranty.

    The Equipment Notes issued under an Indenture may be held in more than one Trust and one Trust may hold Equipment Notes issued under more than one Indenture (each Indenture the Equipment Notes of which are held in a Trust, a "Related Indenture"). Unless otherwise provided in a prospectus supplement, only Equipment Notes having the same priority of payment (the Equipment Notes of any such priority, a "class" or "series") may be held in the same Trust.

    Interest will be passed through to Certificateholders of each Trust at the rate per annum payable on the Equipment Notes held in such Trust, as set forth for such Trust on the cover page of the applicable prospectus supplement.

    Reference is made to the prospectus supplement that accompanies this prospectus for a description of the specific series or class of Certificates being offered thereby, including:

    - the specific designation and title of such Certificates;

    - the Regular Distribution Dates (as defined below) and Special Distribution Dates (as defined below) applicable to such Certificates;

    - the currency or currencies (including currency units) in which such Certificates may be denominated;

    - the specific form of such Certificates, including whether or not such Certificates are to be issued in accordance with a book-entry system;

    - a description of the Equipment Notes to be purchased by such Trust, including (a) the period or periods within which, the price or prices at which, and the terms and conditions upon which such Equipment Notes may or must be redeemed or defeased in whole or in part, by Northwest or, with respect to Leased Aircraft Notes, the Owner Trustee, (b) the payment priority of such Equipment Notes in relation to any other Equipment Notes issued with respect to the related Aircraft, (c) any additional security or liquidity enhancements therefor and (d) any intercreditor or other rights or limitations between or among the holders of Equipment Notes of different priorities issued by the same Owner Trustee;

    - a description of the related Aircraft, including whether such Aircraft is a Leased Aircraft or an Owned Aircraft;

    - a description of the related Note Purchase Agreement and Related Indentures, including a description of the events of default under the Related Indentures, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to such Equipment Notes;

    - if such Certificates relate to Leased Aircraft, a description of the related Lease, trust agreement and participation agreement, including (a) the names of the related Owner Trustees, (b) a description of the events of default under the related Leases, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to such Leased Aircraft Notes, and (c) the rights of the related Owner Trustee, if any, and/or Owner Participant, if any, to cure failures of Northwest to pay rent under the related Lease;

    - the extent, if any, to which the provisions of the operative documents applicable to such Equipment Notes may be amended by the parties thereto without the consent of the holders of, or only upon the consent of the holders of a specified percentage of aggregate principal amount of, such Equipment Notes;

    - cross-default or cross-collateralization provisions in the Related Indentures;

    - subordination provisions among the holders of Certificates, including any cross-subordination provisions among the holders of Certificates in separate Trusts; and

    - any other special terms pertaining to such Certificates.

    If any Certificates are denominated in one or more foreign currencies or currency units, the restrictions, certain United States federal income tax considerations, specific terms and other information with respect to such Certificates and such foreign currency or currency units will be set forth in the applicable prospectus supplement.

BOOK-ENTRY REGISTRATION

GENERAL

    If specified in the applicable prospectus supplement, the Certificates will be subject to the provisions described below and under the caption "--Definitive Certificates." Upon issuance, each series or class of Certificates will be represented by one fully registered global certificate. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co. ("Cede"), or its nominee. No person acquiring an interest in such Certificates ("Certificate Owner") will be entitled to receive a certificate representing such person's interest in such Certificates, except as set forth below under "--Definitive Certificates." Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.

    Northwest has been advised that DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and "clearing agency" registered pursuant to section 17A of the Exchange Act. DTC was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical transfer of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant either directly or indirectly ("Indirect Participants").

    Certificate Owners that are not DTC Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Certificates may do so only through DTC Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and interest from the Trustee through DTC Participants or Indirect Participants, as the case may be. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, because such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments in same-day funds to DTC Participants who are credited with ownership of the Certificates in amounts proportionate to the principal amount of each such DTC Participant's respective holdings of beneficial interests in the Certificates. DTC Participants will thereafter forward payments to Indirect Participants or Certificate Owners, as the case may be, in accordance with customary industry practices. The forwarding of such distributions to the Certificate Owners will be the responsibility of such DTC Participants. Unless and until the Definitive Certificates are issued under the limited circumstances described herein, the only "Certificateholder" will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Basic Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants.

    Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Certificates among DTC Participants on whose behalf it acts with respect to the Certificates and to receive and transmit distributions of principal, premium, if any, and interest with respect to the Certificates. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective customers. Accordingly, although Certificate Owners will not possess the Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments and will be able to transfer their interests.

    Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificate Owner to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

    DTC has advised Northwest that it will take any action permitted to be taken by a Certificateholder under the Basic Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Certificates are credited. Additionally, DTC has advised Northwest that in the event any action requires approval by Certificateholders of a certain percentage of beneficial interest in each Trust, DTC will take such action only at the direction of and on behalf of DTC Participants whose holders include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holders include such undivided interests.

    Neither Northwest, NWA Corp. nor the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    The applicable prospectus supplement will specify any additional book-entry registration procedures applicable to Certificates denominated in a currency other than United States dollars.

SAME-DAY SETTLEMENT AND PAYMENT

    So long as the Certificates are registered in the name of Cede, as nominee for DTC, all payments made by Northwest to the Loan Trustee under any Lease or any Owned Aircraft Indentures will be in immediately available funds. Such payments, including the final distribution of principal with respect to the Certificates of any Trust, will be passed through to DTC in immediately available funds.

    Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, secondary trading in pass through certificates is generally settled in immediately available or same-day funds. Any Certificates registered in the name of Cede, as nominee for DTC, will trade in DTC's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the Certificates will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in same-day funds on trading activity in the Certificates.

DEFINITIVE CERTIFICATES

    Unless the applicable prospectus supplement specifies otherwise, if DTC is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by Northwest within ninety days, Northwest will issue those Certificates in definitive certificated form in exchange for that Registered Global Security. In addition, Northwest may at any time and in its sole discretion determine not to have any of the Certificates of a series or class represented by one or more Registered Global Securities and, in that event, will issue Certificates of that series or class in definitive certificated form in exchange for all of the Registered Global Securities representing those Certificates. Further, if Northwest so specifies with respect to the Certificates of a series or class, an owner of a beneficial interest in a Registered Global Security representing Certificates of that series or class may, on terms acceptable to Northwest and DTC, receive Certificates of that series or class in definitive form registered in the name of that beneficial owner or its designee.

    Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify all Certificate Owners through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the certificates representing the Certificates and receipt of instructions for re-registration, the Trustee will reissue the Certificates as Definitive Certificates to Certificate Owners.

    Distributions of principal, premium, if any, and interest with respect to Certificates will thereafter be made by the Trustee directly in accordance with the procedures set forth in the Basic Agreement and the applicable Trust Supplements, to holders in whose names the Definitive Certificates were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Trustee. The final payment on any Certificate, however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders.

    Definitive Certificates will be freely transferable and exchangeable at the office of the Trustee upon compliance with the requirements set forth in the Basic Agreement and the applicable Trust Supplements. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge shall be required.

PAYMENTS AND DISTRIBUTIONS

    Payments of principal, premium, if any, and interest with respect to the Equipment Notes held in each Trust will be distributed by the Trustee, upon receipt, to Certificateholders of such Trust on the dates and in the currency specified in the applicable prospectus supplement, except

    - in certain cases when some or all of such Equipment Notes are in default as described in the applicable prospectus supplement and

    - that such payments are subject to the effect of any cross-subordination or other intercreditor provisions set forth in the prospectus supplement for a series or class of Certificates.

    Payments of principal of, and interest on, the unpaid principal amount of the Equipment Notes held in each Trust will be scheduled to be received by the Trustee on the dates specified in the applicable prospectus supplement (such scheduled payments of interest and principal on the Equipment Notes to the Trustee are herein referred to as "Scheduled Payments," and the dates specified in the applicable prospectus supplement for distribution of Scheduled Payments to the Trustee are herein referred to as "Regular Distribution Dates"). See "Description of the Equipment Notes General." Subject to the effect of any cross-subordination or other intercreditor provisions set forth in the prospectus supplement for a series or class of Certificates, each Certificateholder of each Trust will be entitled to receive a pro rata share of any distribution in respect of Scheduled Payments of principal and interest made on the Equipment Notes held in the Trust.

    Payments of principal, premium, if any, and interest received by the Trustee on account of the early redemption, if any, of the Equipment Notes relating to one or more Aircraft held in a Trust, and payments, other than Scheduled Payments received on a Regular Distribution Date, received by the Trustee following default in respect of Equipment Notes held in a Trust relating to one or more Aircraft ("Special Payments") will be distributed on the date determined pursuant to the applicable prospectus supplement (a "Special Distribution Date") except that, unless otherwise specified in the applicable prospectus supplement, payments received by the Trustee following default in respect of the Equipment Notes on a Regular Distribution Date as a result of a drawing under any liquidity facility arrangement specified in the applicable prospectus supplement (each, a "Liquidity Facility") provided for the benefit of the Certificateholders shall be distributed on such Regular Distribution Date. The Trustee will mail notice to the Certificateholders of record of the applicable Trust not less than 20 days prior to the Special Distribution Date on which any Special Payment is scheduled to be distributed by the Trustee stating such anticipated Special Distribution Date.

POOL FACTORS

    The Pool Factor (as defined below) for the Trusts will decline in proportion to the scheduled repayments of principal on the Equipment Notes held in such Trust as described in the applicable prospectus supplement unless there has been

    - an early redemption,

    - a purchase of an issue of Equipment Notes by the related Owner Trustee after an Indenture Default (as defined below),

    - a default in the payment of principal in respect of one or more issues of the Equipment Notes held in a Trust or

    - certain actions have been taken following a default thereon, as described in the applicable prospectus supplement,

    in which event the Pool Factor and the Pool Balance (as defined below) of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Trust. Each Trust will have a separate Pool Factor.

    Unless otherwise described in the applicable prospectus supplement, the "Pool Balance" for each Trust or for the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all payments made in respect of the Certificates of such Trust other than payments made in respect of interest or premium thereon or reimbursement of any costs and expenses in connection therewith. The Pool Balance for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date.

    Unless otherwise described in the applicable prospectus supplement, the "Pool Factor" for each Trust as of any Regular Distribution Date or Special Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the aggregate original principal amount of the Equipment Notes held in such Trust. The Pool Factor for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes held in such Trust and distribution thereof to be made on that date. The Pool Factor for each Trust will initially be 1.0000000; thereafter, the Pool Factor for each Trust will decline as described above to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the original denomination of the holder's Certificate of such Trust by the Pool Factor for such Trust as of the applicable Regular Distribution Date or Special Distribution Date. The Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Regular Distribution Date and Special Distribution Date.

REPORTS TO CERTIFICATEHOLDERS

    On each Regular Distribution Date and Special Distribution Date, the Trustee will include with each distribution of a Scheduled Payment or Special Payment to Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificate for such Trust, as to (i) and (ii) below):

    (i) the amount of such distribution allocable to principal and the amount allocable to premium, if any;

    (ii) the amount of such distribution allocable to interest; and

   (iii) the Pool Balance and the Pool Factor for such Trust.

    If so specified in the related prospectus supplement, the Trustee for a series or class of Certificates may include in such statement additional information, such as (i) the aggregate amount of funds distributed on such payment date and the source of such funds and (ii) in the case of a delayed purchase, certain information regarding the escrowed funds.

    So long as the Certificates are registered in the name of Cede, as nominee for DTC, on the record date prior to each Regular Distribution Date and Special Distribution Date, the Trustee will request from DTC a Securities Position Listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Certificates on such record date. On each Regular Distribution Date and Special Distribution Date, the Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners.

    In addition, after the end of each calendar year, the Trustee will prepare for each Certificateholder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (i) and (ii) above with respect to the Trust for such calendar year or, in the event such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its federal income tax returns. Such report and such other items shall be prepared on the basis of information supplied to the Trustee by the DTC Participants and shall be delivered by the Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above.

    At such time, if any, as the Certificates are issued in the form of Definitive Certificates, the Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name and period of beneficial ownership of such Certificateholder appears on the records of the registrar of the Certificates.

VOTING OF EQUIPMENT NOTES

    Subject to the effect of any cross-subordination provisions set forth in the related prospectus supplement, the Trustee, as holder of the Equipment Notes held in each Trust, has the right to vote and give consents and waivers with respect to such Equipment Notes under the Related Indentures. The Basic Agreement and related Trust Supplement set forth

    (i) the circumstances in which the Trustee may direct any action or cast any vote as the holder of the Equipment Notes held in the applicable Trust at its own discretion,

    (ii) the circumstances in which the Trustee shall seek instructions from the Certificateholders of such Trust, and

   (iii) the percentage of Certificateholders required to direct the Trustee to take any such action.

    If specified in the related prospectus supplement, the right of a Trustee to vote and give consents and waivers with respect to the Equipment Notes held in the related Trust may, in the circumstances set forth in an intercreditor agreement to be executed by such Trustee, be exercisable by another person specified in such prospectus supplement.

EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN EVENT OF DEFAULT

    The prospectus supplement related to a series or class of Certificates will specify the events of default under the Basic Agreement (an "Event of Default") and the Related Indentures (an "Indenture Default"). With respect to Leased Aircraft Notes, the Indenture Defaults will include events of default under the related Leases (a "Lease Event of Default"). With respect to any Equipment Notes which are supported by a Liquidity Facility the Indenture Defaults may include events of default under such Liquidity Facility. Unless otherwise provided in a prospectus supplement, all of the Equipment Notes issued under the same Indenture will relate to one or more specific Aircraft and there will be no cross-collateralization or cross-default provisions in the Indentures. Events resulting in an Indenture Default under any particular Indenture will not necessarily result in an Indenture Default occurring under any other Indenture.

    As described below under "--Cross-Subordination Issues," a prospectus supplement may provide the terms of any cross-subordination provisions among Certificateholders of separate Trusts. If such provisions are so provided, payments made pursuant to a Related Indenture under which an Indenture Default (and as to which payments continue to be made as scheduled) has not occurred may be distributed first to the holders of the Certificates issued under the Trust which holds the most senior Equipment Notes issued under all Related Indentures.

    With respect to Leased Aircraft Notes, the ability of the Owner Trustee or Owner Participant under the Related Indenture to cure Indenture Defaults, including Indenture Defaults that result from the occurrence of a Lease Event of Default under the related Lease, will be described in the prospectus supplement. Unless otherwise provided in a prospectus supplement, with respect to any Certificates or Equipment Notes entitled to the benefits of a Liquidity Facility, a drawing under any such Liquidity Facility for the purpose of making a payment of interest as a result of the failure by Northwest to have made a corresponding payment will not cure an Indenture Default related to such failure by Northwest.

    The prospectus supplement related to a series or class of Certificates will set forth the percentage of Certificateholders of such Trust entitled to direct the Trustee to take any action with respect to the related Equipment Notes and, if applicable, Equipment Notes issued under any other Related Indenture. If the Equipment Notes outstanding under an Indenture are held by more than one Trust, then the ability of the Certificateholders issued with respect to any one Trust to cause the Loan Trustee with respect to any Equipment Notes held in such Trust to accelerate the Equipment Notes under the Related Indenture or to direct the exercise of remedies by the Loan Trustee under the Related Indenture will depend, in part, upon the proportion between the aggregate principal amount of the Equipment Notes outstanding under such Indenture and held in such Trust and the aggregate principal amount of all Equipment Notes outstanding under such Indenture. In addition, if cross-subordination provisions are applicable to any series or class of Certificates, then the ability of the Certificateholders of any one Trust holding Equipment Notes issued under Related Indentures to cause the Loan Trustee with respect to any Equipment Notes held in such Trust to accelerate the Equipment Notes under the Related Indenture or to direct the exercise of remedies by the Loan Trustee under the Related Indenture will depend, in part, upon the class or series of Notes held in such Trust. If the Equipment Notes outstanding under an Indenture are held by more than one Trust, then each Trust will hold Equipment Notes with different terms from the Equipment Notes held in the other Trusts and therefore the Certificateholders of a Trust may have divergent or conflicting interests from those of the Certificateholders of the other Trusts holding Equipment Notes relating to the same Indenture. In addition, so long as the same institution acts as Trustee of each Trust, in the absence of instructions from the Certificateholders of any such Trust, the Trustee for such Trust could for the same reason be faced with a potential conflict of interest upon an Indenture Default. In such event, the Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the Basic Agreement.

    The prospectus supplement for a series or class of Certificates will specify whether and under what circumstances the Trustee may or shall sell for cash to any person all or part of the related Equipment Notes. Any proceeds received by the Trustee upon any such sale shall be deposited in an account established by the Trustee for the benefit of the Certificateholders of such Trust (the "Special Payments

Account"). The market for Equipment Notes in default may be very limited, and there can be no assurance that they could be sold for a reasonable price. Furthermore, so long as the same institution acts as Trustee of multiple Trusts, it may be faced with a conflict in deciding from which Trust to sell Equipment Notes to available buyers. If the Trustee sells any such Equipment Notes with respect to which an Indenture Default exists for less than their outstanding principal amount, the Certificateholders of such Trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Northwest, any Owner Trustee, Owner Participant, the Trustee or (except for the Parent Guaranty) their affiliates. Furthermore, neither the Trustee nor the Certificateholders of such Trust could take any action with respect to any remaining Equipment Notes held in such Trust so long as no Indenture Defaults exist with respect thereto.

    With respect to any Trust, the following amounts shall be deposited into the Special Payments Account and distributed to the related Certificateholders of such Trust on a Special Payments Date:

    - Any amount, other than Scheduled Payments received on a Regular Distribution Date, distributed to the Trustee of such Trust by the Loan Trustee under any Indenture on account of the Equipment Notes held in such Trust following an Indenture Default under such Indenture.

    - If a prospectus supplement provides that the applicable Owner Trustee may, under circumstances specified therein, redeem or purchase the outstanding Equipment Notes issued under the Related Indenture, the price paid by such Owner Trustee to the Trustee of such Trust for the Equipment Notes issued under such Indenture and held in such Trust.

    Any funds representing payments received with respect to any Equipment Notes held in such Trust in default, or the proceeds from the sale by the Trustee of any such Equipment Notes, held by the Trustee in the Special Payments Account for such Trust shall, to the extent practicable, be invested and reinvested by the Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date. "Permitted Investments" will be specified in the related prospectus supplement.

    The Basic Agreement provides that the Trustee of each Trust shall, within 90 days after the occurrence of a default in respect of such Trust, give to the Certificateholders of such Trust notice, transmitted by mail, of all uncured or unwaived defaults with respect to such Trust known to it, provided that, except in the case of default in the payment of principal, premium, if any, or interest on any of the Equipment Notes held in such Trust, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. The term "default" as used in this paragraph only means the occurrence of an Event of Default with respect to a Trust as described above, except that in determining whether any such Event of Default has occurred, any grace period or notice in connection therewith shall be disregarded.

    The Basic Agreement contains a provision entitling the Trustee of each Trust, subject to the duty of the Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the Certificateholders of such Trust before proceeding to exercise any right or power under the Basic Agreement at the request of such Certificateholders.

    The prospectus supplement for a series or class of Certificates will specify the percentage of Certificateholders entitled to waive, or to instruct the Trustee to waive, any past Event of Default with respect to such Trust and thereby annul any direction given with respect thereto. The prospectus supplement for a series or class of Certificates will also specify the percentage of Certificateholders (and whether of such Trust or of any other Trust holding Equipment Notes issued under Related Indentures) entitled to waive, or to instruct the Trustee or the Loan Trustee to waive, any past Indenture Default with respect to the Equipment Notes held in such Trust and thereby annul any direction given with respect thereto.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

    Northwest will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other corporation unless

    - (i) the surviving successor or transferee corporation shall (a) be a "citizen of the United States" (as defined in Section 40102(a)(15) of Title 49 of the United States Code) holding a carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo and with respect to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the regulations under the sections of Title 49, United States Code, relating to aviation and (b) expressly assume all of the obligations of Northwest contained in the Basic Agreement and any Trust Supplement, the Note Purchase Agreements and the Indentures and, with respect to the Leased Aircraft Notes, the Participation Agreements and the Leases, and any other operative documents;

    - (ii) immediately after giving effect to such transaction, no Indenture Default (with respect to the Owned Aircraft Notes) or Lease Event of Default (with respect to the Leased Aircraft Notes) shall have occurred and be continuing; and

    - (iii) Northwest shall have delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions.

MODIFICATIONS OF THE BASIC AGREEMENT

    The Basic Agreement contains provisions permitting Northwest, NWA Corp. and the Trustee of each Trust to enter into a supplemental trust agreement, without the consent of the holders of any of the Certificates of such Trust,

    - to provide for the formation of such Trust and the issuance of a series or class of Certificates,

    - to evidence the succession of another corporation to Northwest or NWA Corp. and the assumption by such corporation of Northwest's or NWA Corp.'s obligations under the Basic Agreement and the applicable Trust Supplement,

    - to add to the covenants of Northwest or NWA Corp. for the benefit of holders of such Certificates, or to surrender any right or power in the Basic Agreement conferred upon Northwest or NWA Corp.,

    - to cure any ambiguity or correct or supplement any defective or inconsistent provision of the Basic Agreement or the applicable Trust Supplement or to make any other provisions with respect to matters or questions arising thereunder, provided such action shall not adversely affect the interests of the holders of such Certificates, or to cure any ambiguity or correct any mistake,

    - to modify, eliminate or add to the provisions of the Basic Agreement to the extent necessary to continue the qualification of the Basic Agreement (including any supplemental agreement) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and to add to the Basic Agreement such other provisions as may be expressly permitted by the Trust Indenture Act,

    - to provide for a successor Trustee or to add to or change any provision of the Basic Agreement as necessary to facilitate the administration of the Trusts thereunder by more than one Trustee,

    - to add, eliminate or change any provisions under such Basic Agreement that will not adversely affect the Certificateholders in any material respect, provided that in each case, such modification does not cause the corresponding Trust to become taxable as an "association" within the meaning of Treasury Regulation Section 301.7701-2 or a "publicly traded partnership" within the meaning of Section 7704 of the Code taxable as a corporation and

    - to make any other amendments or modifications to the Basic Agreement, provided such amendments or modifications shall only apply to Certificates issued thereafter.

    The Basic Agreement also contains provisions permitting Northwest, NWA Corp. and the Trustee of each Trust, with the consent of the Certificateholders of such Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, and, with respect to any Leased Aircraft, with the consent of the applicable Owner Trustee (such consent not to be unreasonably withheld), to execute supplemental trust agreements adding any provisions to or changing or eliminating any of the provisions of the Basic Agreement, to the extent relating to such Trust, and the applicable Trust Supplement, or modifying the rights of the Certificateholders, except that no such supplemental trust agreement may, without the consent of each Certificateholder so affected thereby,

    - reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes held in such Trust or distributions in respect of any Certificate related to such Trust, or change the date or place of any payment in respect of any Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due,

    - permit the disposition of any Equipment Note held in such Trust, except as provided in the Basic Agreement or the applicable Trust Supplement, or otherwise deprive any Certificateholder of the benefit of the ownership of the applicable Equipment Notes,

    - reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in the Basic Agreement or the applicable Trust Supplement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in the Basic Agreement or such Trust Supplement,

    - modify any of the provisions relating to the rights of the Certificateholders in respect of the waiver of events of default or receipt of payment or

    - cause the Trust to become taxable as an "association" within the meaning of Treasury Regulation Section 301.7701-2 or a "publicly traded partnership" within the meaning of Section 7704 of the Code taxable as a corporation.

MODIFICATION OF INDENTURE AND RELATED AGREEMENTS

    The prospectus supplement will specify the Trustee's obligations in the event that the Trustee, as the holder of any Equipment Notes held in a Trust, receives a request for its consent to any amendment, modification or waiver under the Indenture or other documents relating to such Equipment Notes (including any Lease with respect to Leased Aircraft Notes or any Liquidity Facility).

CROSS-SUBORDINATION ISSUES

    The Equipment Notes issued under an Indenture may be held in more than one Trust and one Trust may hold Equipment Notes issued under more than one Related Indenture. Unless otherwise provided in a prospectus supplement, only Equipment Notes of the same class or series may be held in the same Trust. In such event, payments made on account of a subordinate class or series of Equipment Notes issued under a Related Indenture may, under circumstances described in the related prospectus supplement, be subordinated to the prior payment of all amounts owing to Certificateholders of a Trust which holds senior Equipment Notes issued under all Related Indentures. The prospectus supplement related to an issuance of Certificates will describe any such "cross-subordination" provisions and any related terms, including the percentage of Certificateholders under any Trust which are permitted to (i) grant waivers of defaults under any Related Indenture, (ii) consent to the amendment or modification of any Related Indentures or (iii) direct the exercise of remedial actions under any Related Indentures.

TERMINATION OF THE TRUSTS

    The obligations of Northwest, NWA Corp. and the Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the Basic Agreement and the applicable Trust Supplement and the disposition of all property held in such Trust. The Trustee will send to each Certificateholder of record of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Certificates at the office or agency of the Trustee specified in such notice of termination.

DELAYED PURCHASE

    In the event that, on the delivery date of any Certificates, all of the proceeds from the sale of such Certificates are not used to purchase the Equipment Notes contemplated to be held in the related Trust, such Equipment Notes may be purchased by the Trustee at any time on or prior to a subsequent date specified in the applicable prospectus supplement. In such event, the proceeds from the sale of such Certificates not used to purchase Equipment Notes will be held under an arrangement described in the applicable prospectus supplement pending the purchase of the Equipment Notes not so purchased. If any such proceeds are not subsequently used to purchase Equipment Notes by the date specified in the prospectus supplement, such proceeds will be returned to the holders of such Certificates.

THE PARENT GUARANTY

    NWA Corp. will unconditionally guarantee (i) with respect to related Owned Aircraft Notes, the full and prompt payment of principal, premium, if any, and interest thereon when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise, and (ii) with respect to related Leased Aircraft Notes, the full and prompt payment of all amounts payable by Northwest under the related Lease when and as the same shall become due and payable.

    The Parent Guaranty will be enforceable without any need first to enforce any Owned Aircraft Note or Lease against Northwest. The Parent Guaranty will be an unsecured obligation of NWA Corp.

LIQUIDITY FACILITY

    The related prospectus supplement may provide that one or more payments of interest on the Certificates of one or more series or classes will be supported by a Liquidity Facility issued by an institution identified in the related prospectus supplement. The provider of such Liquidity Facility will have a claim senior to the Certificateholders' as specified in the related prospectus supplement.

THE TRUSTEE

    The Trustee for each series or class of Certificates will be identified in the prospectus supplement. With certain exceptions, the Trustee will make no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Certificates, the Equipment Notes, the Indentures, the Leases or other related documents. With respect to any series or class of Certificates, the Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in principal amount of outstanding Certificates of such series or class. Subject to such provisions, such Trustee shall be under no obligation to exercise any of its rights or powers under the Basic Agreement at the request of any holders of Certificates issued thereunder unless they shall have offered to the Trustee indemnity satisfactory to it. The Basic Agreement provides that the Indenture Trustee in its individual or any other capacity may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with Northwest, NWA Corp. and, with respect to the Leased Aircraft, with any Owner Trustee and Owner Participant with the same rights it would have if it were not the Trustee.

    The Trustee may resign with respect to any or all of the Trusts at any time, in which event Northwest will be obligated to appoint a successor trustee. If the Trustee

    - ceases to be eligible to continue as Trustee with respect to a Trust or

    - becomes incapable of acting as Trustee or

    - becomes insolvent,

    Northwest may remove such Trustee, or any Certificateholder of such Trust for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor trustee. Any resignation or removal of the Trustee with respect to a Trust and appointment of a successor trustee for such Trust will not become effective until acceptance of the appointment by the successor trustee. Pursuant to such resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each Trust. All references in this prospectus to the Trustee should be read to take into account the possibility that the Trusts could have different successor trustees in the event of such a resignation or removal.

    The Basic Agreement provides that Northwest will pay the Trustee's fees and expenses and indemnify the Trustee against certain liabilities.

                       DESCRIPTION OF THE EQUIPMENT NOTES

    The statements made under this caption are summaries and reference is made to the entire prospectus and detailed information appearing in the applicable prospectus supplement. Where no distinction is made between the Leased Aircraft Notes and the Owned Aircraft Notes or between their respective Indentures, such statements refer to any Equipment Notes and any Indenture.

    TO THE EXTENT THAT ANY PROVISION IN ANY PROSPECTUS SUPPLEMENT IS INCONSISTENT WITH ANY PROVISION IN THIS SUMMARY, THE PROVISION OF SUCH PROSPECTUS SUPPLEMENT WILL CONTROL.

GENERAL

    All Equipment Notes will be issued under a separate Indenture either (a) between the related Owner Trustee of a trust for the benefit of the Owner Participant who is the beneficial owner of the related Aircraft, and the related Loan Trustee, or (b) between Northwest and the related Loan Trustee. The Equipment Notes issued pursuant to clause (a) of the preceding sentence will be nonrecourse obligations of the applicable Owner Trust. Each Equipment Note will be authenticated under an Indenture by the Loan Trustee. All Equipment Notes issued under the same Indenture will relate to, and be secured by, one or more Aircraft identified and described in the related prospectus supplement and which, in the case of Equipment Notes issued as described in such clause (a), are leased to Northwest pursuant to a Lease between the Owner Trustee under the applicable Owner Trust and Northwest or, in the case of Equipment Notes issued as described in clause (b), owned by Northwest.

    With respect to each Leased Aircraft, the related Owner Trustee has acquired or will acquire such Aircraft from Northwest or the manufacturer of such Aircraft, as the case may be, has granted or will grant a security interest in such Aircraft to the related Loan Trustee as security for the payments of the related Leased Aircraft Notes, and has leased or will lease such Aircraft to Northwest pursuant to the related Lease which has been or will be assigned to the related Loan Trustee. Pursuant to each such Lease, Northwest will be obligated to make or cause to be made rental and other payments to the related Loan Trustee on behalf of the related Owner Trustee in amounts that will be sufficient to make payments of the principal, interest and premium, if any, required to be made in respect of such Leased Aircraft Notes when and as due and payable.

    The rental obligations of Northwest under each Lease and the obligations of Northwest under each Owned Aircraft Indenture and under the Owned Aircraft Notes will be general obligations of Northwest. Except in certain circumstances involving Northwest's purchase of a Leased Aircraft and the assumption of the Leased Aircraft Notes related thereto, the Leased Aircraft Notes are not obligations of, or guaranteed by, Northwest.

PRINCIPAL AND INTEREST PAYMENTS

    Interest received by the Trustee on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth in the applicable prospectus supplement until the final distribution for such Trust. Principal received by the Trustee on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth in the applicable prospectus supplement until the final distribution date for such Trust.

    If any date scheduled for any payment of principal, premium, if any, or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day without any additional interest.

REDEMPTION

    The applicable prospectus supplement will describe the circumstances, whether voluntary or involuntary, under which the Equipment Notes may be redeemed or purchased prior to the stated maturity date thereof, in whole or in part, the premium, if any, applicable upon certain redemptions or purchases and other terms applying to the redemptions or purchases of such Equipment Notes.

SECURITY

    The Leased Aircraft Notes will be secured by

    - an assignment by the related Owner Trustee to the related Loan Trustee of such Owner Trustee's rights (except for certain rights, including those described below) under the Lease or Leases with respect to the related Aircraft, including the right to receive payments of rent thereunder,

    - a mortgage granted to such Loan Trustee in such Aircraft, subject to the rights of Northwest under such Lease or Leases, and

    - an assignment to such Loan Trustee of certain of such Owner Trustee's rights with respect to such Aircraft under the purchase agreement between Northwest and the related manufacturer.

    Under the terms of each Lease, Northwest's obligations in respect of each Leased Aircraft will be those of a lessee under a "net lease." Accordingly, Northwest will be obligated, among other things and at its expense, to cause each Leased Aircraft to be duly registered, to pay all costs of operating such Aircraft and to maintain, service, repair and overhaul (or cause to be maintained, serviced, repaired and overhauled) such Aircraft. With respect to the Leased Aircraft, the assignment by the related Owner Trustee to the related Loan Trustee of its rights under the related Lease will exclude, among other things, rights of such Owner Trustee and the related Owner Participant relating to indemnification by Northwest for certain matters, insurance proceeds payable to such Owner Trustee in its individual capacity and to such Owner Participant under liability insurance maintained by Northwest pursuant to such Lease or by such Owner Trustee or such Owner Participant, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under certain casualty insurance maintained by such Owner Trustee or such Owner Participant pursuant to such Lease and any rights of such Owner Participant or such Owner Trustee to enforce payment of the foregoing amounts and their respective rights to the proceeds of the foregoing.

    The Owned Aircraft Notes will be secured by

    - a mortgage granted to the related Loan Trustee of all of Northwest's right, title and interest in and to such Owned Aircraft, and

    - if so provided in the related prospectus supplement, an assignment to such Loan Trustee of certain of Northwest's rights with respect to such Aircraft under the purchase agreement between Northwest and the related manufacturer.

    Under the terms of each Owned Aircraft Indenture, Northwest will be obligated, among other things and at its expense, to cause each Owned Aircraft to be duly registered, to pay all costs of operating such Aircraft and to maintain, service, repair and overhaul (or cause to be maintained, serviced, repaired and overhauled) such Aircraft.

    The prospectus supplement will specify the required insurance coverage with respect to the Aircraft.

    Northwest will be required, except under certain circumstances, to keep each Aircraft registered under the Federal Aviation Act of 1958, as amended (the "Federal Aviation Act"), and to record the Indenture and the Lease, if applicable, among other documents, with respect to each Aircraft under the

Federal Aviation Act. Such recordation of the Indenture, the Lease, if applicable, and other documents with respect to each Aircraft will give the related Loan Trustee a perfected security interest in the related Aircraft whenever it is located in the United States or any of its territories and possessions; the Convention on the International Recognition of Rights in Aircraft (the "Convention") provides that such security will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention. Northwest will have the right, subject to certain conditions, at its own expense to register each Aircraft in countries other than the United States. Each Aircraft may also be operated by Northwest or under lease, sublease or interchange arrangements in countries that are not parties to the Convention. The extent to which the related Loan Trustee's security interest would be recognized in an Aircraft located in a country that is not a party to the Convention, and the extent to which such security interest would be recognized in a jurisdiction adhering to the Convention if the Aircraft is registered in a jurisdiction not a party to the Convention, is uncertain. Moreover, in the case of an Indenture Default, the ability of the related Loan Trustee to realize upon its security interest in an Aircraft could be adversely affected as a legal or practical matter if such Aircraft were registered or located outside the United States.

    Unless otherwise specified in the applicable prospectus supplement, the Equipment Notes will not be cross-collateralized and consequently the Equipment Notes issued in respect of any one Aircraft will not be secured by any other Aircraft or, in the case of Leased Aircraft Notes, the Lease related thereto. Unless and until an Indenture Default with respect to a Leased Aircraft has occurred and is continuing, the related Loan Trustee may exercise only limited rights of the related Owner Trustee under the related Lease.

    Funds, if any, held from time to time by the Loan Trustee with respect to any Aircraft, prior to the distribution thereof, will be invested and reinvested by such Loan Trustee. Such investment and reinvestment will be at the direction of Northwest (except, with respect to a Leased Aircraft, in the case of a Lease Event of Default under the applicable Lease or, with respect to an Owned Aircraft, in the case of an Indenture Default under the applicable Indenture), in certain investments described in the Related Indenture. The net amount of any loss resulting from any such investments will be paid by Northwest.

    Section 1110 of the Bankruptcy Code provides that the right of lessors, conditional vendors and holders of security interests with respect to "equipment" (as defined in Section 1110 of the Bankruptcy Code) to take possession of such equipment in compliance with the provisions of a lease, conditional sale contract or security agreement, as the case may be, is not affected after 60 days after the filing of a petition under Chapter 11 of the Bankruptcy Code by (a) the automatic stay provision of the Bankruptcy Code, which provision enjoins creditors' remedies except with the court's approval,
(b) the provision of the Bankruptcy Code allowing the trustee in reorganization to use property of the debtor during the reorganization period, (c) Section 1129 of the Bankruptcy Code (which governs the confirmation of plans of reorganization in Chapter 11 cases) and (d) any power of the bankruptcy court to enjoin a repossession. Section 1110 provides that the right to take possession of an aircraft may not be exercised for 60 days following the date of commencement of the reorganization proceedings and may not be exercised at all after such 60-day period (or such longer period consented to by the lessor, conditional vendor or holder of a security interest), if the trustee in reorganization agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor, the appointment of a trustee or custodian or the failure to satisfy any penalty rate or provision relating to a default arising from any failure by the debtor to perform nonmonetary obligations under the applicable agreement). "Equipment" is defined in Section 1110 of the Bankruptcy Code, in part, as "an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in section 40102 of title 49) that is subject to a security interest granted by, leased to or conditionally sold to a debtor that is a citizen of the United States (as defined in section 40102 of title 49) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 47 of title 49 for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo."

    Section 1110 does not prevent the trustee or debtor-in-possession from rejecting a lease (including any Lease) or demanding a renegotiation of such lease as a condition to not rejecting such lease. In addition, if more than one aircraft are leased pursuant to a master lease and accompanying lease supplement, the applicability of Section 1110 would be determined on an aircraft-by-aircraft basis. Assuming Section 1110 is applicable to all aircraft subject to a master lease, Section 1110 does not prevent the trustee or debtor-in-possession from complying with the provisions of Section 1110 with respect to some lease supplements, and thereby retaining possession of the related aircraft, and not complying with the provisions of Section 1110 with respect to other lease supplements, and thereby enabling a repossession of other aircraft.

    In connection with any issuance of Certificates under this prospectus and the applicable prospectus supplement, Northwest shall have received an opinion from its counsel to the effect that (i) with respect to any Leased Aircraft, the related Owner Trustee, as lessor under the related Lease, and the related Loan Trustee, as assignee of such Owner Trustee's rights under such Lease pursuant to the Related Indenture, would be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the Aircraft initially delivered under such Lease and subjected to the Related Indenture or (ii) with respect to any Owned Aircraft, the related Loan Trustee under the Related Indenture would be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the Aircraft initially subjected to the Related Indenture. Such opinions will not address the possible replacement of an Aircraft after an Event of Loss (as defined in the Indenture) in the future.

RANKING OF EQUIPMENT NOTES

    Some of the Equipment Notes related to one or more Aircraft, as described in the related prospectus supplement, may be subordinated and junior in right of payment to other Equipment Notes related to the same Aircraft. The terms of such subordination, if any, will be described in the related prospectus supplement.

PAYMENTS AND LIMITATION OF LIABILITY

    Each Leased Aircraft will be leased by the related Owner Trustee to Northwest for a term commencing on the delivery date thereof to such Owner Trustee and expiring on a date not earlier than the latest maturity date of the related Leased Aircraft Notes, unless previously terminated as permitted by the terms of the related Lease. The basic rent and other payments under each such Lease will be payable by Northwest in accordance with the terms specified in the applicable prospectus supplement, and will be assigned by the related Owner Trustee under the Related Indenture to the Loan Trustee to provide the funds necessary to pay principal of, premium, if any, and interest due from such Owner Trustee on the Leased Aircraft Notes issued under such Indenture. In certain cases, the basic rent payments under a Lease may be adjusted, but each Lease will provide that under no circumstances will rent payments by Northwest be less than the scheduled payments on the related Leased Aircraft Notes. The balance of any basic rent payment under each Lease, after payment of amounts due on the Leased Aircraft Notes issued under the Indenture corresponding to such Lease, will be paid over to the applicable Owner Participant. Northwest's obligation to pay rent and to cause other payments to be made under each Lease will be general obligations of Northwest.

    With respect to the Leased Aircraft Notes, except in certain circumstances involving Northwest's purchase of a Leased Aircraft and the assumption of the Leased Aircraft Notes related thereto, the Leased Aircraft Notes will not be obligations of, or guaranteed by, Northwest or any of its affiliates. With respect to the Leased Aircraft Notes, none of the Owner Trustees, the Owner Participants or the Loan Trustees shall be personally liable to any holder of such Leased Aircraft Notes for amounts payable under such Leased Aircraft Notes, or, except as provided in the Indentures relating thereto in the case of the Owner Trustees and the Loan Trustees, for any liability under such Indentures. Except in the circumstances referred to above, all amounts payable under any Leased Aircraft Notes (other than payments made in connection with an optional redemption or purchase by the related Owner Trustee or the related Owner Participant) will be made only from
(i) the assets subject to the lien of the Related Indenture with respect to such Aircraft or the income and proceeds received by the related Loan Trustee therefrom (including rent payable by Northwest under the related Lease) or (ii) if so provided in the related prospectus supplement, the applicable Liquidity Facility.

    With respect to the Leased Aircraft Notes, except as otherwise provided in the Related Indentures, no Owner Trustee shall be personally liable for any amount payable or for any statements, representations, warranties, agreements or obligations under such Indentures or under such Leased Aircraft Notes except for its own willful misconduct or gross negligence. None of the Owner Participants shall have any duty or responsibility under the Leased Aircraft Indentures or under such Leased Aircraft Notes to the related Loan Trustee or to any holder of any such Leased Aircraft Note.

    Northwest's obligations under each Owned Aircraft Indenture and under the Owned Aircraft Notes will be general obligations of Northwest.

DEFEASANCE OF THE INDENTURES AND THE EQUIPMENT NOTES IN CERTAIN CIRCUMSTANCES

    Unless otherwise specified in the applicable prospectus supplement, the applicable Indenture provides that the obligations of the related Loan Trustee and, with respect to any Leased Aircraft Notes, the related Owner Trustee or, with respect to any Owned Aircraft Notes, Northwest under the applicable Indenture shall be deemed to have been discharged and paid in full (except for certain obligations, including the obligations to register the transfer or exchange of Equipment Notes, to replace stolen, lost, destroyed or mutilated Equipment Notes and to maintain paying agencies and hold money for payment in trust) on the 91st day after the date of irrevocable deposit with the related Loan Trustee of money or certain obligations of the United States or any agency or instrumentality thereof the payment of which is backed by the full faith and credit of the United States which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an aggregate amount sufficient to pay when due (including as a consequence of redemption in respect of which notice is given on or prior to the date of such deposit) principal of, premium, if any, and interest on all Equipment Notes issued thereunder in accordance with the terms of such Indenture. Such discharge may occur only if, among other things, there has been published by the Internal Revenue Service a ruling to the effect that holders of such Equipment Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such deposit, defeasance and discharge had not occurred.

    Upon such defeasance, or upon payment in full of the principal of, premium, if any, and interest on all Equipment Notes issued under any Indenture on the maturity date therefor or deposit with the applicable Loan Trustee of money sufficient therefor no earlier than one year prior to the date of such maturity, the holders of such Equipment Notes will have no beneficial interest in or other rights with respect to the related Aircraft or other assets subject to the lien of such Indenture and such lien shall terminate.

ASSUMPTION OF LEASE OBLIGATIONS BY NORTHWEST

    Unless otherwise specified in the applicable prospectus supplement with respect to Leased Aircraft, upon the exercise by Northwest of any purchase options it may have under the related Lease prior to the end of the term of such Lease, Northwest may assume on a full recourse basis all of the obligations of the Owner Trustee (other than its obligations in its individual capacity) under the

Indenture with respect to such Aircraft, including the obligations to make payments in respect of the related Leased Aircraft Notes. In such event, certain relevant provisions of the related Lease, including (among others) provisions relating to maintenance, possession and use of the related Aircraft, liens, insurance and events of default will be incorporated into such Indenture, and the Leased Aircraft Notes issued under such Indenture will not be redeemed and will continue to be secured by such Aircraft.

LIQUIDITY FACILITY

    The related prospectus supplement may provide that one or more payments of interest on the related Equipment Notes of one or more series or classes or distributions made by the Trustee of the related Trust will be supported by a Liquidity Facility issued by an institution identified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the provider of the Liquidity Facility will have a senior claim upon the assets securing the Equipment Notes.

INTERCREDITOR ISSUES

    Equipment Notes may be issued in different classes or series, which means that the Equipment Notes may have different payment priorities even though they are issued by the same Owner Trustee and relate to the same Aircraft. In such event, the related prospectus supplement will describe the priority of distributions among such Equipment Notes (and any Liquidity Facilities therefor), the ability of any class or series to exercise and/or enforce any or all remedies with respect to the related Aircraft (and, if the Equipment Notes are Leased Aircraft Notes, the Lease related thereto) and certain other intercreditor terms and provisions.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    The following discussion represents the opinion of Cadwalader, Wickersham & Taft as to the principal U.S. federal income tax consequences to Certificateholders of the purchase, ownership and disposition of the Certificates. Except as otherwise specified, the discussion is addressed to beneficial owners of Certificates ("U.S. Certificateholders") that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any State, estates the income of which is subject to U.S. federal income taxation regardless of its source or, generally, trusts if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more of the foregoing persons have the authority to control all substantial decisions of such trust ("U.S. Persons") that will hold the Certificates as capital assets. This discussion does not address the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, tax-exempt entities, holders that will hold Certificates as part of a straddle or holders that have a "functional currency" other than the U.S. Dollar, nor does it address the tax treatment of U.S. Certificateholders that do not acquire Certificates as part of the initial offering. This discussion does not describe any tax consequences arising under the laws of any State, locality or taxing jurisdiction other than the United States.

    This discussion is based upon the tax laws of the United States as in effect on the date of this prospectus, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

TAX STATUS OF THE TRUSTS

    In the opinion of Cadwalader, Wickersham & Taft, special counsel to Northwest, each Trust will not be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and will not be subject to federal income tax. Each Trust will file federal income tax returns and report to investors on the basis that it is a grantor trust under Subpart E, Part I of Subchapter J of the Code. If a Trust were treated as a partnership for U.S. federal income tax purposes rather than as a grantor trust, in the opinion of Cadwalader, Wickersham & Taft, the consequences to U.S. Certificateholders and, to the extent described below, Non-U.S. Certificateholders, would not be materially different. The remainder of this discussion describes the consequences of the treatment as a grantor trust. Certificateholders who are not U.S. Persons should consult their own tax advisors as to the suitability to them of an investment in the Certificates.

TAXATION OF CERTIFICATEHOLDERS GENERALLY

    A U.S. Certificateholder will be treated as owning its pro rata undivided interest in each of the Equipment Notes and any other property held by the related Trust. Accordingly, each U.S. Certificateholder's share of interest paid on the Equipment Notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such owner's method of accounting for U.S. federal income tax purposes and a U.S. Certificateholder's share of premium, if any, paid on the Equipment Notes will be treated as capital gain. Any amounts received by a Trust from Interest Drawings under the relevant Liquidity Facility will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.

    Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding Trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Trustee and the Liquidity Provider, will be borne by parties other than the Certificateholders. It is possible that such fees and expenses will be treated as constructively received by the Trust, in which event a U.S. Certificateholder will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, the deduction for such holder's share of such fees or expenses will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees and expenses, exceed 2% of such holder's adjusted gross income. In addition, in the case of U.S. Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under the applicable provisions of the Code.

EFFECT OF SUBORDINATION OF SUBORDINATED CERTIFICATEHOLDERS

    If any Trust with respect to a series or class are subordinated with respect to other Trusts of the same series or class (such Trusts being the "Subordinated Trusts" and the related Certificates being the "Subordinated Certificates") receives less than the full amount of the receipts of principal or interest paid with respect to the Equipment Notes held by it (any shortfall in such receipts being the "Shortfall Amounts") because of the subordination of the Equipment Notes held by such Trust under the Intercreditor Agreement, the corresponding owners of beneficial interests in the Subordinated Certificates (the "Subordinated Certificateholders") would probably be treated for federal income tax purposes as if they had (1) received as distributions their full share of such receipts, (2) paid over to the relevant preferred class of Certificateholders an amount equal to their share of such Shortfall Amount, and
(3) retained the right to reimbursement of such amounts to the extent of future amounts payable to such Subordinated Certificateholders with respect to such Shortfall Amount.

    Under this analysis, (1) Subordinated Certificateholders incurring a Shortfall Amount would be required to include as current income any interest or other income of the corresponding Subordinated Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the relevant preferred class of Certificateholders, (2) a loss would only be allowed to such Subordinated Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it becomes clear that funds will not be available from any source to reimburse such loss), and (3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Subordinated Certificateholders because such amount was previously included in income. These results should not significantly affect the inclusion of income for Subordinated Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

ORIGINAL ISSUE DISCOUNT

    The Equipment Notes may be issued with original issue discount ("OID"), which may require U.S. Certificateholders to include such OID in gross income in advance of the receipt or accrual of the stated interest on such Equipment Notes. The prospectus supplement will state whether any Equipment Notes to be held by the related Trust will be issued with OID. Generally, a holder of a debt instrument issued with original issue discount that is not DE MINIMIS must include such original issue discount in income for federal income tax purposes as it accrues, in advance of the receipt of the cash attributable to such income, under a method that takes into account the compounding of interest.

MARKET DISCOUNT

    Generally, the term "market discount" means the excess of the remaining principal amount of a Certificate over the holder's tax basis in such Certificate immediately after its acquisition, subject to a DE MINIMIS exception.

    A holder who acquires a Certificate at a market discount will be required to treat any gain realized on the disposition of such Certificate, except in certain nonrecognition transactions, as ordinary income to the extent of the market discount that accrued during the period that such holder held such Certificate. Further, a disposition of a Certificate by gift (and in certain other circumstances) could result in the recognition of market discount income, computed as if such Certificate had been sold for its fair market value.

    In the case of a partial principal payment on indebtedness subject to the market discount rules, Section 1276 of the Code requires that such payment be included in gross income as ordinary income to the extent such payment does not exceed the market discount that has accrued during the period such indebtedness was held. The amount of any accrued market discount later required to be included in income upon a disposition, or subsequent partial principal payment, will be reduced by the amount of accrued market discount previously included in income.

    Until Treasury regulations are issued, the explanatory Conference Committee Report to the Tax Reform Act of 1986 (the "Conference Report") indicates that holders of installment obligations (such as the Equipment Notes) with market discount may elect to accrue market discount either (i) on the basis of a constant interest rate or (ii) in the ratio to the total amount of remaining market discount that the amount of stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the installment obligation as of the beginning of such period. Under Section 1277 of the Code, if in any taxable year interest paid or accrued on indebtedness incurred or continued to purchase or carry indebtedness subject to the market discount rules exceeds the interest currently includable in income with respect to such indebtedness, deduction of the excess interest must be deferred to the extent of the market discount allocable to the taxable year. The deferred portion of any interest expense will generally be deductible when such market discount is included in income upon the sale or other disposition (including repayment) of the indebtedness.

    A holder of a Certificate acquired at a market discount may elect under
Section 1278 of the Code, in the manner provided by Revenue Procedure 92-67, 1992-34 I.R.B. 6, to include such discount in income as it accrues. The current inclusion election applies to all market discount obligations acquired on or after the first day to which the election applies, and may not be revoked without the consent of the IRS. If a holder of a Certificate elects to include market discount in income as it accrues, the foregoing rules of Section 1276 and 1277 of the Code with respect to the recognition of ordinary income on a sale or other disposition of such Certificate and the deferral of interest deductions on indebtedness related to such Certificate would not apply.

    The IRS is authorized to issue regulations to implement the market discount provisions of the Code. No such regulations have been issued or proposed. It is impossible to anticipate what effect, if any, such regulations could have on the Certificateholders.

AMORTIZABLE BOND PREMIUM

    A U.S. Certificateholder should generally be considered to have acquired an interest in an Equipment Note at a premium to the extent the purchaser's tax basis allocable to such interest exceeds the remaining principal amount of the Equipment Note allocable to such interest. In that event, a U.S. Certificateholder who holds a Certificate as a capital asset may elect to amortize that premium as an offset to interest income under Section 171 of the Code with corresponding reductions in the U.S. Certificateholder's tax basis in its Certificate. In the case of installment obligations (such as the Equipment Notes), the Conference Report indicates a Congressional intent that amortization will be in accordance with the same rules that will apply to the accrual of market discount on installment obligations (see discussion above).

    Under certain circumstances, amortizable bond premium may be determined by reference to any early call date. It is unclear how the amortizable bond premium rules apply where, as in the case with the Equipment Notes, the amount of redemption premium payable on an early call date is unknown. In addition, the treatment of any unamortized bond premium remaining at the time of an early call is unclear. The U.S. Certificateholders are urged to consult their own tax advisors as to the treatment of any amortizable bond premiums.

SALE OR OTHER DISPOSITION OF THE CERTIFICATES

    Upon the sale, exchange or other disposition of a Certificate, a U.S. Certificateholder generally will recognize capital gain or loss equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest which will be taxable as ordinary income) and the U.S. Certificateholder's adjusted tax basis in the related Equipment Notes and any other assets held by the corresponding Trust. A U.S. Certificateholder's adjusted tax basis will equal the holder's cost for its Certificate, plus any accrued OID or market discount previously included in income or less any amortized bond premium or any previously recognized losses or prior principal payments. Any gain or loss generally will be capital gain or loss (other than accrued market discount not previously included in income) if the Certificate was held as a capital asset.

FOREIGN CERTIFICATEHOLDERS

    Subject to the discussion of backup withholding below, payments of principal and interest (including OID) on the Equipment Notes to, or on behalf of, any beneficial owner of a Certificate that is not a U.S. Person (a "Non-U.S. Certificateholder") will not be subject to U.S. federal withholding tax; PROVIDED, in the case of interest, that (i) such Non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of the stock of any

Owner Participant (in the case of Leased Aircraft Notes) or of Northwest (in the case of Owned Aircraft Notes), (ii) such Non-U.S. Certificateholder is not a controlled foreign corporation for U.S. tax purposes that is related to an Owner Participant (in the case of Leased Aircraft Notes) or of Northwest (in the case of Owned Aircraft Notes), and (iii) either (A) the Non-U.S. Certificateholder certifies, under penalties of perjury, that it is not a U.S. Person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Certificate certifies, under penalties of perjury, that such statement has been received from the Non-U.S. Certificateholder by it or by another financial institution and furnishes the payor with a copy thereof.

    Any capital gain realized upon the sale, exchange, retirement or other disposition of a Certificate or upon receipt of premium paid on an Equipment Note by a Non-U.S. Certificateholder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the holder and (ii) in the case of an individual, such holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

    Any interest or gain described in the two preceding paragraphs will be subject to regular U.S. federal income tax at graduated rates if it is effectively connected with the conduct of a U.S. trade or business by a non-U.S. Certificateholder.

BACKUP WITHHOLDING

    In general, information reporting requirements will apply to certain payments within the United States of principal, interest, OID and premium on the Certificates, and to payments of the proceeds of certain sales of Certificates made to U.S. Certificateholders other than certain exempt recipients (such as corporations). A 31% "backup withholding" tax may apply to such payments if the holder fails or has failed to provide an accurate taxpayer identification number or otherwise establish an exemption or fails to report in full interest income. With respect to Non-U.S. Certificateholders, payments made on a Certificate and proceeds from the sale of a Certificate owned by a Non-U.S. Certificateholder will generally not be subject to such information reporting requirements or backup withholding tax if such Non-U.S. Certificateholder provides the applicable statement as to its non-U.S. status or otherwise establishes an exemption.

    Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against such holder's U.S. federal income tax liability, if any, provided the required information is furnished to the IRS.

    The Treasury Department recently issued final Treasury Regulations (the "FINAL REGULATIONS") governing withholding, backup withholding and information reporting requirements. The Final Regulations do not significantly alter the substantive withholding and information reporting requirements discussed herein; they unify current certification procedures and forms and clarify reliance standards. The Final Regulations will generally become effective for payments made after December 31, 2000.

                              ERISA CONSIDERATIONS

    Unless otherwise indicated in the applicable prospectus supplement, the Certificates may, subject to certain legal restrictions, be purchased and held by an employee benefit plan (a "Plan") subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or an individual retirement account or an employee benefit plan subject to section 4975 of the Code. A fiduciary of a Plan must determine that the purchase and holding of a Certificate is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in section 406 of ERISA or section 4975 of the Code. Employee benefit plans which are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to Title I of ERISA or section 4975 of the Code. The Certificates may, subject to certain legal restrictions, be purchased and held by such plans.

                              PLAN OF DISTRIBUTION

    Northwest may sell Securities (a) through underwriters, (b) directly to investors or other persons or (c) through dealers or agents. The applicable prospectus supplement will name any underwriter, dealer or agent involved in the offer and sale of the Certificates.

    The Certificates may be sold (a) at a fixed price or prices, which may be changed, (b) from time to time at market prices prevailing at the time of sale,
(c) at prices related to those market prices, or (d) at negotiated prices. Dealer trading may take place in certain of the Certificates, including Certificates not listed on any securities exchange.

    Northwest may, from time to time, authorize underwriters acting as Northwest's agents to offer and sell the Certificates upon the terms and conditions set forth in any prospectus supplement. In connection with the sale of Certificates, underwriters may be deemed to have received compensation from Northwest in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Certificates for whom they may act as agent. Underwriters may sell Certificates to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions, which may be changed from time to time, from the purchasers for whom they may act as agent.

    If Northwest directly uses a dealer in the sale of Certificates, Northwest will sell the Certificates to the dealer, as principal. The dealer may then resell the Certificates to the public at varying prices to be determined by the dealer at the time of resale. The applicable prospectus supplement will name any dealer and set forth the terms of any of those sales.

    Northwest may offer and sell Certificates through agents designated by Northwest from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the Certificates and set forth any commissions payable by Northwest to that agent. Unless the applicable prospectus indicates otherwise, the agent will be acting on a best efforts basis for the period of its appointment.

    Northwest may directly solicit offers to purchase Certificates and sell them directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of the Certificates. The applicable prospectus supplement will describe the terms of any of those sales. Except as set forth in the applicable prospectus supplement, no director, officer or employee of Northwest or NWA Corp. will solicit or receive a commission in connection with direct sales by Northwest of the Certificates, although these persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with any of these direct sales.

    The applicable prospectus supplement will set forth any underwriting compensation paid by Northwest to underwriters, dealers or agents in connection with the offering of Certificates, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the Certificates may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Certificates may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

    Underwriters, dealers and agents may be entitled, under agreements with Northwest and NWA Corp., to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933, and to reimbursement by Northwest and NWA Corp. for certain expenses.

    Underwriters, dealers and agents may engage in transactions with, or perform services for, NWA Corp., Northwest and NWA Corp.'s other subsidiaries in the ordinary course of business.

    If the applicable prospectus supplement so indicates, subject to existing market conditions, Northwest will authorize dealers acting as Northwest's agents to solicit offers by certain institutions to purchase Certificates from Northwest at the public offering price set forth in the applicable prospectus supplement pursuant to Delayed Delivery Contracts ("Contracts") that provide for payment and delivery on the date or dates stated in the applicable prospectus supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Certificates sold pursuant to Contracts shall not be less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom Contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of Northwest. Contracts will not be subject to any conditions, except the purchase by an institution of the Certificates covered by its Contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the institution is subject. The applicable prospectus supplement will indicate the commission that will be granted to underwriters and agents soliciting purchases of Certificates pursuant to Contracts accepted by Northwest. Agents and underwriters will have no responsibility in respect of the delivery or performance of Contracts.

    The Certificates may or may not be listed on a national securities exchange or a foreign securities exchange. If Northwest uses an underwriter or underwriters in the sale of any Certificates, the applicable prospectus supplement will contain a statement as to the underwriters' intention, if any, at the date of the prospectus supplement to make a market in the Certificates. No assurances can be given that there will be a market for the Certificates.

    The applicable prospectus supplement will set forth the place and time of delivery for the Certificates. Northwest will issue the Debt Securities that are issuable upon exercise of Warrants upon payment of the exercise and otherwise in accordance with the relevant terms applicable to the Warrants and described in the applicable prospectus supplement.

                                 LEGAL OPINIONS

    Unless the applicable prospectus supplement indicates otherwise, the validity of the Certificates and the Parent Guaranty will be passed upon for Northwest by Simpson Thacher & Bartlett, New York, New York. Unless the applicable prospectus supplement indicates otherwise, Simpson Thacher & Bartlett will rely on the opinion of counsel for the Trustee as to certain matters relating to the authorization, execution and delivery of such Certificates by, and the valid and binding effect thereof on, such Trustee. Certain federal income tax matters will be passed upon by Cadwalader, Wickersham & Taft, New York, New York, special tax counsel to Northwest.

                                    EXPERTS

    Ernst & Young LLP, independent auditors, have audited the consolidated financial statements and schedule of NWA Corp. included in NWA Corp.'s Annual Report on Form 10-K for the year ended December 31, 1998, as set forth in their report on the consolidated financial statements and schedule incorporated in by reference in this prospectus. Such consolidated financial statements and schedule are incorporated in this prospectus by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                 $1,500,000,000

                            NORTHWEST AIRLINES, INC.

                           PASS THROUGH CERTIFICATES

                               ------------------

                         Applicable Underlying Payments
                    Fully and Unconditionally Guaranteed by

                         NORTHWEST AIRLINES CORPORATION

                                ---------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are set forth in the following table.

Securities and Exchange Commission fee..........................  $ 283,894
Printing and engraving expenses.................................
Accountants' fees and expenses..................................
Legal fees and expenses.........................................
Blue Sky fees and expenses......................................
Trustees' fees and expenses.....................................
Rating Agency fees..............................................
Miscellaneous...................................................
                                                                  ---------
      Total.....................................................  $        *
                                                                  ---------
                                                                  ---------

------------------------

*   Estimated and subject to future contingencies.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 302A.521 of the Minnesota Business Corporation Act (the "Minnesota Law") requires a Minnesota corporation to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines and reasonable expenses (including attorneys' fees), PROVIDED that the person has not otherwise been indemnified, was acting in good faith, received no improper personal benefit as a result of the conduct in question, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful and, depending upon the capacity in which such person was acting, believed that the conduct was in the best interests of the corporation or was not considered to be opposed to the best interests of the corporation. Under the Minnesota Law, the termination of a proceeding by judgment, order, settlement, conviction or upon a pleading of NOLO CONTENDERE or its equivalent does not, of itself, establish that a person is not eligible for indemnification. Minnesota corporations are permitted to include provisions in their bylaws or articles of incorporation that prohibit or limit indemnification otherwise required by the Minnesota law.

    Section 4.01 of Northwest Airlines, Inc.'s ("Northwest") amended and restated bylaws (filed as Exhibit 4(n)) requires Northwest to indemnify any persons, including officers and directors as permitted by Section 302A.521 of the Minnesota Law.

    Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

    In accordance with Section 102(b)(7) of the Delaware Law, the Restated Certificate of Incorporation of Northwest Airlines Corporation ("NWA Corp.") provides that the directors of NWA Corp. shall not be personally liable to NWA Corp. or its stockholders for monetary damages for violations of their fiduciary duty.

    Article VIII of the bylaws, as amended and restated, of NWA Corp. (filed as Exhibit 4(l)) provides for indemnification of the officers and directors of NWA Corp. to the full extent permitted by applicable law.

ITEM 16. EXHIBITS

    The following Exhibits are filed as part of this Registration Statement:

Exhibit 1(a)     Form of Underwriting Agreement for Debt Securities or Warrants to Purchase
                 Debt Securities of Northwest.

Exhibit 1(b)     Form of Underwriting Agreement for Pass Through Certificates of Northwest.

Exhibit 4(a)     Senior Debt Securities Indenture, dated as of March 1, 1997, among
                 Northwest, NWA Corp. and State Street Bank and Trust Company ("State
                 Street"), as Trustee, relating to the Senior Debt Securities of Northwest
                 (filed as Exhibit 4(a) to the Registration Statement on Form S-3 (File No.
                 333-28649, and herein after "Registration Statement No. 333-28649") and incorporated herein by reference), as supplemented by Supplemental
                 Indenture, dated as of November 20, 1998, among NWA Corp., Old NWA Corp.,
                 Northwest, and State Street, as Trustee (filed as Exhibit 4(b)(4) of NWA
                 Corp.'s Current Report on Form 8-K dated January 22, 1999 and incorporated herein by reference) and Second Supplemental Indenture dated as of February
                 25, 1999, among NWA Corp., Old NWA Corp., Northwest and State Street as
                 Trustee (filed as Exhibit 4(c) of NWA Corp.'s Current Report on Form 8-K
                 dated April 19, 1999 and incorporated herein by reference).

Exhibit 4(b)     Form of Senior Subordinated Debt Securities Indenture among Northwest, NWA
                 Corp. and State Street, as Trustee, relating to the Senior Subordinated Debt
                 Securities of Northwest (filed as Exhibit 4(b) to Registration Statement No.
                 33-74772 and incorporated herein by reference).

Exhibit 4(c)     Form of Senior Debt Securities of Northwest (filed as Exhibit 4(c) to the
                 Registration Statement No. 333-28649 and incorporated herein by reference).

Exhibit 4(d)     Form of Senior Subordinated Debt Securities of Northwest (filed as Exhibit
                 4(d) to the Registration Statement No. 333-28649 and incorporated herein by reference).

Exhibit 4(e)     Form of Warrant Agreement for Warrants to Purchase Debt Securities of
                 Northwest that are Sold Attached to Debt Securities of Northwest (filed as
                 Exhibit 4(g) to Registration Statement No. 33-74772 and incorporated herein by reference).

Exhibit 4(f)     Form of Warrant to Purchase Debt Securities of Northwest that are Sold
                 Attached to Debt Securities of Northwest (included as part of Exhibit 4(e)).

Exhibit 4(g)     Form of Warrant Agreement for Warrants to Purchase Debt Securities of
                 Northwest that are Sold Alone (filed as Exhibit 4(i) to Registration
                 Statement No. 33-74772 and incorporated herein by reference).

Exhibit 4(h)     Form of Warrant to Purchase Debt Securities of Northwest that are Sold Alone
                 (included as part of Exhibit 4(g)).

Exhibit 4(i)     Pass Through Trust Agreement among NWA Corp., Northwest and State Street,
                 Bank and Trust Company of Connecticut ("State Street Connecticut") as
                 Trustee, relating to Pass Through Certificates of Northwest.

Exhibit 4(j)     Form of Pass Through Certificate (included as part of Exhibit 4(i)).

Exhibit 4(k)     Restated Certificate of Incorporation of NWA Corp. (filed as Exhibit 4.1 to
                 NWA Corp.'s Registration Statement on Form S-3 (File No. 333-69655) and
                 incorporated herein by reference).

Exhibit 4(l)     Amended and Restated By-Laws of NWA Corp. (filed as Exhibit 4.1 to the NWA
                 Corp.'s Quarterly Report on Form 10-Q for the three months ended March 31,
                 1999 (hereinafter "1999 First 10-Q") and incorporated herein by reference).

Exhibit 4(m)     Restated Certificate of Incorporation of Northwest (filed as Exhibit 4(s) to
                 Registration Statement No. 33-74772 and incorporated herein by reference).

Exhibit 4(n)     Amended and Restated Bylaws of Northwest (filed as Exhibit 4.2 to the 1999
                 First 10-Q and incorporated herein by reference).

Exhibit 4(o)     Certificate of Designation of Series C Preferred Stock of NWA Corp.
                 (included in Exhibit 4(k)).

Exhibit 4(p)     Certificate of Designation of Series D Junior Participating Preferred Stock
                 of NWA Corp. (included in Exhibit 4(k)).

Exhibit 4(q)     The Registrants hereby agree to furnish to the Commission, upon request, copies of certain instruments defining the rights of holders of long-term debt of the kind described in Item 601(b)(4) of Regulation S-K.

Exhibit 5        Opinion of Simpson Thacher & Bartlett as to the legality of the Securities.

Exhibit 8        Tax Opinion of Cadwalader, Wickersham & Taft relating to Pass Through
                 Certificates.

Exhibit 23(a)*   Consent of Ernst & Young LLP.

Exhibit 23(b)    Consent of Simpson Thacher & Bartlett (included as part of Exhibit 5).

Exhibit 23(c)    Consent of Cadwalader, Wickersham & Taft (included as part of Exhibit 8).

Exhibit 24       Powers of Attorney (included in signature pages of this Registration
                 Statement).

Exhibit 25(a)    Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of State Street, as Trustee under the
                 Senior Debt Securities Indenture of Northwest and NWA Corp. (filed as
                 Exhibit 25.1 to NWA Corp.'s Current Report on Form 8-K, dated March 6, 1997, and incorporated herein by reference).

Exhibit 25(b)    Form T-1 Statement of Eligibility under the Trust Indenture Act of State
                 Street, as Trustee under the Senior Subordinated Debt Securities Indenture of Northwest and NWA Corp. (filed as Exhibit 25(b) to Registration Statement
                 No. 333-13307 and incorporated herein by reference).

Exhibit 25(c)    Form T-1 Statement of Eligibility under the Trust Indenture Act of State
                 Street Connecticut, as Trustee under the Pass Through Trust Agreement of
                 Northwest and NWA Corp.

------------------------

* Filed herewith.

ITEM 17. UNDERTAKINGS

    (a) Each of the undersigned registrants hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by NWA Corp. pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of NWA Corp.'s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Each of the undersigned registrants hereby undertakes if securities are to be offered pursuant to competitive bidding: (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of section 10(a) of the Securities Act of 1933, and relating to the securities offered at competitive bidding, as contained in this Registration Statement, together with any supplements thereto, and (2) to file an amendment to this Registration Statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by purchasers is proposed to be made.

    (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the applicable registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    (e) Each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Northwest Airlines, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minneapolis, State of Minnesota, on May 25, 1999.

                                NORTHWEST AIRLINES, INC.

                                By:           /s/ DOUGLAS M. STEENLAND
                                     -----------------------------------------
                                                Douglas M. Steenland
                                             EXECUTIVE VICE PRESIDENT,
                                           GENERAL COUNSEL AND SECRETARY

                               POWER OF ATTORNEY

    PURSUANT TO KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Douglas M. Steenland and Mickey
P. Foret and each of them individually, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto, (ii) act on, sign and file with the Securities and Exchange Commission any registration statement relating to this offering that is to be effective upon filing pursuant to rule 462(b) under the Securities Act of 1933, as amended, (iii) act on, sign and file with the Securities and Exchange Commission any exhibits to this Registration Statement or any such registration statement or amendments (including post-effective amendments), (iv) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (v) act on and file any supplement to any prospectus included in this Registration Statement or any such registration statement or amendment and (vi) take any and all actions which may be necessary, or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them individually, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                President, Chief Executive
     /s/ JOHN H. DASBURG          Officer and Director
------------------------------    (Principal Executive         May 25, 1999
       John H. Dasburg            Officer)

                                Executive Vice President
     /s/ MICKEY P. FORET          and Chief Financial
------------------------------    Officer (Principal           May 25, 1999
       Mickey P. Foret            Financial Officer)

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Vice President-Finance and
     /s/ ROLF S. ANDRESEN         Chief Accounting Officer
------------------------------    (Principal Accounting        May 25, 1999
       Rolf S. Andresen           Officer)

      /s/ GARY L. WILSON
------------------------------  Chairman of the Board of       May 25, 1999
        Gary L. Wilson            Directors

   /s/ RAY W. BENNING, JR.
------------------------------  Director                       May 25, 1999
     Ray W. Benning, Jr.

------------------------------  Director
       Richard C. Blum

      /s/ ELAINE L. CHAO
------------------------------  Director                       May 25, 1999
        Elaine L. Chao

    /s/ ALFRED A. CHECCHI
------------------------------  Director                       May 25, 1999
      Alfred A. Checchi

     /s/ JAMES G. COULTER
------------------------------  Director                       May 25, 1999
       James G. Coulter

------------------------------  Director
     Doris Kearns Goodwin

------------------------------  Director
     Dennis F. Hightower

    /s/ GEORGE J. KOURPIAS
------------------------------  Director                       May 25, 1999
      George J. Kourpias

    /s/ FREDERIC V. MALEK
------------------------------  Director                       May 25, 1999
      Frederic V. Malek

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

    /s/ WALTER F. MONDALE
------------------------------  Director                       May 25, 1999
      Walter F. Mondale

     /s/ V. A. RAVINDRAN
------------------------------  Director                       May 25, 1999
       V. A. Ravindran

    /s/ MICHAEL G. RISTOW
------------------------------  Director                       May 25, 1999
      Michael G. Ristow

     /s/ LEO M. VAN WIJK
------------------------------  Director                       May 25, 1999
       Leo M. van Wijk

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Northwest Airlines Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minneapolis, State of Minnesota, on May 25, 1999.

                                NORTHWEST AIRLINES CORPORATION

                                By:           /s/ DOUGLAS M. STEENLAND
                                     -----------------------------------------
                                                Douglas M. Steenland
                                             EXECUTIVE VICE PRESIDENT,
                                           GENERAL COUNSEL AND SECRETARY

                               POWER OF ATTORNEY

    PURSUANT TO KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Douglas M. Steenland and Mickey
P. Foret and each of them individually, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto, (ii) act on, sign and file with the Securities and Exchange Commission any registration statement relating to this offering that is to be effective upon filing pursuant to rule 462(b) under the Securities Act of 1933, as amended, (iii) act on, sign and file with the Securities and Exchange Commission any exhibits to this Registration Statement or any such registration statement or amendments (including post-effective amendments), (iv) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (v) act on and file any supplement to any prospectus included in this Registration Statement or any such registration statement or amendment and (vi) take any and all actions which may be necessary, or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them individually, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                President, Chief Executive
     /s/ JOHN H. DASBURG          Officer and Director
------------------------------    (Principal Executive         May 25, 1999
       John H. Dasburg            Officer)

                                Executive Vice President
     /s/ MICKEY P. FORET          and Chief Financial
------------------------------    Officer (Principal           May 25, 1999
       Mickey P. Foret            Financial Officer)

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Vice President-Finance and
     /s/ ROLF S. ANDRESEN         Chief Accounting Officer
------------------------------    (Principal Accounting        May 25, 1999
       Rolf S. Andresen           Officer)

      /s/ GARY L. WILSON
------------------------------  Chairman of the Board of       May 25, 1999
        Gary L. Wilson            Directors

   /s/ RAY W. BENNING, JR.
------------------------------  Director                       May 25, 1999
     Ray W. Benning, Jr.

------------------------------  Director
       Richard C. Blum

      /s/ ELAINE L. CHAO
------------------------------  Director                       May 25, 1999
        Elaine L. Chao

    /s/ ALFRED A. CHECCHI
------------------------------  Director                       May 25, 1999
      Alfred A. Checchi

     /s/ JAMES G. COULTER
------------------------------  Director                       May 25, 1999
       James G. Coulter

------------------------------  Director
     Doris Kearns Goodwin

------------------------------  Director
     Dennis F. Hightower

    /s/ GEORGE J. KOURPIAS
------------------------------  Director                       May 25, 1999
      George J. Kourpias

    /s/ FREDERIC V. MALEK
------------------------------  Director                       May 25, 1999
      Frederic V. Malek

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

    /s/ WALTER F. MONDALE
------------------------------  Director                       May 25, 1999
      Walter F. Mondale

     /s/ V. A. RAVINDRAN
------------------------------  Director                       May 25, 1999
       V. A. Ravindran

    /s/ MICHAEL G. RISTOW
------------------------------  Director                       May 25, 1999
      Michael G. Ristow

     /s/ LEO M. VAN WIJK
------------------------------  Director                       May 25, 1999
       Leo M. van Wijk

                                 EXHIBIT INDEX

     EXHIBIT
      NUMBER        DESCRIPTION
------------------  ----------------------------------------------------------------------------------------------
Exhibit 1(a)        Form of Underwriting Agreement for Debt Securities or Warrants to Purchase Debt Securities of
                    Northwest.

Exhibit 1(b)        Form of Underwriting Agreement for Pass Through Certificates of Northwest.

Exhibit 4(a)        Senior Debt Securities Indenture, dated as of March 1, 1997, among Northwest, NWA Corp. and
                    State Street Bank and Trust Company ("State Street"), as Trustee, relating to the Senior Debt
                    Securities of Northwest (filed as Exhibit 4(a) to the Registration Statement on Form S-3 (File
                    No. 333-28649, and herein after "Registration Statement No. 333-28649") and incorporated herein by reference), as supplemented by Supplemental Indenture, dated as of November 20, 1998 among NWA Corp., Old NWA Corp., Northwest, and State Street, as Trustee (filed as Exhibit
                    4(b)(4) of NWA Corp.'s Current Report on Form 8-K dated January 22, 1999 and incorporated herein by reference) and Second Supplemental Indenture dated as of February 25, 1999, among
                    NWA Corp., Old NWA Corp., Northwest and State Street as Trustee (filed as Exhibit 4(c) of NWA
                    Corp.'s Current Report on Form 8-K dated April 19, 1999 and incorporated herein by reference).

Exhibit 4(b)        Form of Senior Subordinated Debt Securities Indenture among Northwest, NWA Corp. and State
                    Street, as Trustee, relating to the Senior Subordinated Debt Securities of Northwest (filed as
                    Exhibit 4(b) to Registration Statement No. 33-74772 and incorporated herein by reference).

Exhibit 4(c)        Form of Senior Debt Securities of Northwest (filed as Exhibit 4(c) to the Registration
                    Statement No. 333-28649 and incorporated herein by reference).

Exhibit 4(d)        Form of Senior Subordinated Debt Securities of Northwest (filed as Exhibit 4(d) to the
                    Registration Statement No. 333-28649 and incorporated herein by reference).

Exhibit 4(e)        Form of Warrant Agreement for Warrants to Purchase Debt Securities of Northwest that are Sold
                    Attached to Debt Securities of Northwest (filed as Exhibit 4(g) to Registration Statement No.
                    33-74772 and incorporated herein by reference).

Exhibit 4(f)        Form of Warrant to Purchase Debt Securities of Northwest that are Sold Attached to Debt
                    Securities of Northwest (included as part of Exhibit 4(e)).

Exhibit 4(g)        Form of Warrant Agreement for Warrants to Purchase Debt Securities of Northwest that are Sold
                    Alone (filed as Exhibit 4(i) to Registration Statement No. 33-74772 and incorporated herein by reference).

Exhibit 4(h)        Form of Warrant to Purchase Debt Securities of Northwest that are Sold Alone (included as part of Exhibit 4(g)).

Exhibit 4(i)        Pass Through Trust Agreement among NWA Corp., Northwest and State Street Bank and Trust
                    Company of Connecticut ("State Street Connecticut"), as Trustee, relating to Pass Through
                    Certificates of Northwest.

Exhibit 4(j)        Form of Pass Through Certificate (included as part of Exhibit 4(i)).

Exhibit 4(k)        Restated Certificate of Incorporation of NWA Corp. (filed as Exhibit 4.1 to NWA Corp.'s
                    Registration Statement on Form S-3 (File No. 333-69655) and incorporated herein by reference).

Exhibit 4(l)        Amended and Restated By-Laws of NWA Corp. (filed as Exhibit 4.1 to the NWA Corp.'s Quarterly
                    Report on Form 10-Q for the three months ended March 31, 1999 (hereinafter "1999 First 10-Q")
                    and incorporated herein by reference).

Exhibit 4(m)        Restated Certificate of Incorporation of Northwest (filed as Exhibit 4(s) to Registration
                    Statement No. 33-74772 and incorporated herein by reference).

     EXHIBIT
      NUMBER        DESCRIPTION
------------------  ----------------------------------------------------------------------------------------------
Exhibit 4(n)        Amended and Restated Bylaws of Northwest (filed as Exhibit 4.2 to the 1999 First 10-Q and incorporated herein by reference).

Exhibit 4(o)        Certificate of Designation of Series C Preferred Stock of NWA Corp. (included in Exhibit
                    4(k)).

Exhibit 4(p)        Certificate of Designation of Series D Junior Participating Preferred Stock of NWA Corp.
                    (included in Exhibit 4(k)).

Exhibit 4(q)        The Registrants hereby agree to furnish to the Commission, upon request, copies of certain instruments defining the rights of holders of long-term debt of the kind described in Item
                    601(b)(4) of Regulation S-K.

Exhibit 5           Opinion of Simpson Thacher & Bartlett as to the legality of the Securities.

Exhibit 8           Tax Opinion of Cadwalader, Wickersham & Taft relating to Pass Through Certificates.

Exhibit 23(a)*      Consent of Ernst & Young LLP.

Exhibit 23(b)       Consent of Simpson Thacher & Bartlett (included as part of Exhibit 5).

Exhibit 23(c)       Consent of Cadwalader, Wickersham & Taft (included as part of Exhibit 8).

Exhibit 24          Powers of Attorney (included in signature pages of this Registration Statement).

Exhibit 25(a)       Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended (the
                    "Trust Indenture Act"), of State Street, as Trustee under the Senior Debt Securities Indenture of Northwest and NWA Corp. (filed as Exhibit 25.1 to NWA Corp.'s Current Report on Form 8-K,
                    dated March 6, 1997, and incorporated herein by reference).

Exhibit 25(b)       Form T-1 Statement of Eligibility under the Trust Indenture Act of State Street, as Trustee under the Senior Subordinated Debt Securities Indenture of Northwest and NWA Corp. (filed as
                    Exhibit 25(b) to Registration Statement No. 333-13307 and incorporated herein by reference).

Exhibit 25(c)       Form T-1 Statement of Eligibility under the Trust Indenture Act of State Street Connecticut, as Trustee under the Pass Through Trust Agreement of Northwest and NWA Corp.

------------------------

*   Filed herewith.